Exhibit 10.12

Execution Copy

LINE OF CREDIT AGREEMENT

by and among

Origo BC Holdings Ltd. and
Its Participating Lenders

and

HollyWeed North Cannabis Inc.
and Subsidiaries

as Borrowers

As of November 5, 2020

Execution Copy

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (“Agreement”) is made and entered into effective as of the 5th day of November 2020 (the “Effective Date”) by and between ORIGO BC HOLDINGS LTD., a British Columbia corporation (“Origo”), and its participating lenders (together with Origo, collectively, the “Line of Credit Lender”), and HOLLYWEED NORTH CANNABIS INC., a corporation organized under the laws of British Columbia, Canada (“HollyWeed”) and the Subsidiaries of HollyWeed who have executed this Agreement on the signature pages (the “Subsidiaries”).

RECITALS:

A. The Borrower wishes to obtain from the Line of Credit Lender a line of credit facility in an aggregate principal amount of up to Six Million Six Hundred and Seventy Five Thousand ($6,675,000)-Dollars for the purposes hereinafter described; and

B. Origo shall be a Line of Credit Lender and shall act as representative for any other Line of Credit Lender sourced and introduced by Origo; and

C. As of the Effective Date, HollyWeed has issued to Origo or its designees, a five year warrant to purchase 70,311,755 Class B voting common shares of HollyWeed representing 44% of the 89,487,688 outstanding common voting shares and stock options of HollyWeed as at the Effective Date; and

D. In full reliance on the representations made by the parties to this Agreement and the Line of Credit Documents (as defined in this Agreement), the Line of Credit Lender is willing to extend such financing to the Borrower upon the terms, covenants and conditions contained in this Agreement and in the Line of Credit Documents.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, the Borrower and Line of Credit Lender mutually agree as follows:

ARTICLE I.
DEFINITIONS

Unless the context clearly indicates otherwise, certain terms used in this Agreement shall have the meanings set forth below:

“Advance” and “Advances” shall have the meanings set forth in Section 2.3 of this Agreement.

“Advance Request” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“Affiliate” shall mean: (a) with respect to a limited liability company, (1) any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner of more than 10% of any class of shares or other equity security, or (2) any Person which, directly or indirectly, controls or is controlled by or is under common control with such limited liability company; and (b) with respect to a partnership, venture or limited liability company, any (1) general partner or member, (2) general partner of a general partner or member, (3) partnership with a common general partner or member, or (4) co-venturer thereof, and if any general partner, member or co-venturer is a limited liability company, any Person which is an Affiliate of such limited liability company. For purposes hereof, “controls” (which includes the correlative meanings of “controlled by” and “under common control with”) means effective power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

“Applicable Law” means: (a) any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction of by-law (zoning or otherwise); (b) any judgment, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, request, guideline or directive; or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of that Person, in each case whether or not having the force of law.

“Applicable Securities Laws” means, with respect to any Person, any and all applicable securities laws of the United States and the province of British Columbia and the respective rules and regulations under such laws together with applicable published instruments, notices and orders of the British Columbia Securities Commission, and the applicable rules and policies of each Approved Securities Market.

“Approved Securities Market” shall mean any one or more of the New York Stock Exchange, NYSE: American Exchange, NASDAQ Stock Market (including the Nasdaq Capital Market), the Toronto Stock Exchange, TSX Venture Exchange, Canadian Securities Exchange or the OTCQX platform of the OTC Markets.

“Bankruptcy Code” shall mean the Bankruptcy and Insolvency Act (Canada) in as amended, modified, succeeded or replaced from time to time.

“Borrower” shall mean the individual and collective reference to (a) HollyWeed, (b) each Subsidiary of HollyWeed who has executed this Agreement on the signature page(s) hereof, and (c) each direct and indirect Subsidiary of HollyWeed that may hereafter be acquired or formed by such Borrower who agrees with the Line of Credit Lender and the other Borrowers to be bound by this Agreement on such terms and the Line of Credit Lender may require, or any successor-in-interest to such Person.

“Business” means the business currently conducted by HollyWeed and the other Borrowers, including, without limitation (a) the production, extraction, manufacturing and sale of large scale psychedelic antidepressant drugs, including synthetic and scalable pharmaceutical-grade psilocybin, mescaline and DMT, and (b) the ownership and operation of cannabis production facilities and retail dispensaries in the United States and Canada.

“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the British Columbia, Canada.

“Calendar Quarter” means each consecutive three (3) Month period prior to the Maturity Date, commencing January 1, 2021.

“Change of Control” shall mean the sale or transfer, in any one or more transactions, of a majority of the Share Capital of HollyWeed or any Subsidiary, or the sale of all or substantially all of the assets and properties of HollyWeed or any Subsidiary, whether through sale of assets, equity, merger, consolidation or like combination, to any Person or Persons, other than to the existing HollyWeed Shareholders, or members of their immediate families, or other than as contemplated under this Agreement.

“Closing Date” shall mean the Effective Date of execution and delivery of this Agreement and the other Line of Credit Documents by the Line of Credit Lender and the Borrower.

“Collateral” shall mean all of the Borrowers’ present and after acquired personal property, including any property defined as “Collateral” in the Security Agreement.

“Commitment Period” shall mean the period that shall commence on the Closing Date and which shall expire and terminate on the Maturity Date.

“Default” shall mean the occurrence of any event which, with the passage of time or the giving of notice, or both, or any other condition, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.2.

“Disclosure Schedule” shall mean Schedule 1 attached hereto.

“Dollars” or “$” shall mean, unless the context clearly means otherwise, Canadian dollars.

“Event of Default” shall mean any of the events specified in Section 6.1 of this Agreement; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Fiscal Year” shall mean the twelve months ending June 30.

“GAAP” shall mean generally accepted accounting principles which are in effect from time to time in Canada, applied in a consistent manner from period to period, including the accounting recommendations published in the CPA Canada Handbook.

“Governmental Authority” shall mean the government of Canada or of any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

“HollyWeed Common Shares” shall mean the Class B voting common shares of HollyWeed without par value.

“HollyWeed IPO” shall mean an initial public offering of HollyWeed Common Shares pursuant to a Form F-1 registration statement with the SEC, and the listing of such shares on an Approved Securities Market; it being the intent of HollyWeed and Origo that the market capitalization of HollyWeed shall be not less than Fifty Million U.S. Dollars (US$50,000,000) or such other valuation as HollyWeed may agree upon.

“HollyWeed Shareholders” shall mean the record and beneficial owners of 100% of the HollyWeed Common Shares.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, Line of Credit Note or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earn-out obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt and accrued expenses incurred in the ordinary course of business and due within one year of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Share Capital issued by such Person and which by the terms thereof are (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time prior to the date which is six months after the Maturity Date, (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, (i) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer and (j) obligations of such Person under non-compete agreements to the extent such obligations are quantifiable contingent obligations of such Person under GAAP principles.

“Intellectual Property” shall mean with respect to the Business (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Interest” shall have the meaning set forth in Section 2.2 of this Agreement.

“Interest Commencement Date” shall have the meaning set forth in Section 2.2 of this Agreement.

“Lien” shall mean any lien, mortgage, security interest, collateral assignment, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other right of or arrangement with any creditor (whether based on common law, constitutional provision, statute or contract) to have its claim satisfied out of any property or assets, or their proceeds, before the claims of general creditors of the owner of the property or assets.

“Line of Credit” shall mean the financing provided by Line of Credit Lender under the terms of this Agreement in the maximum aggregate amount not to exceed Six Million Six Hundred and Seventy Five Thousand ($6,675,000) Dollars.

“Line of Credit Documents” shall mean this Agreement, the Line of Credit Note and the Security Agreement.

“Line of Credit Lender Representative” shall mean Israel Maxx Abramowitz, in his capacity as the member of Origo.

“Line of Credit Note” shall mean a senior secured convertible promissory note to be entered into by the Borrower, with the Line of Credit Lender, all in the form of Exhibit 1 annexed hereto and made a part hereof.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property, assets, financial condition or prospects of the Borrower, (b) the ability of the Borrower to perform its Obligations, when such Obligations are required to be performed, under this Agreement, any of the Line of Credit Note or any other Line of Credit Document or (c) the validity or enforceability of this Agreement, any of the Line of Credit Note or any of the other Line of Credit Documents.

“Maturity Date” shall mean the last Business Day of the thirty sixth (36th) Month following the Closing Date;

“Month” shall mean a calendar month.

“Obligations” shall mean, collectively, all of the obligations, Indebtedness and liabilities, whenever arising, including principal, interest, fees, costs, charges, expenses, professional fees, reimbursements, all sums chargeable to each one or more Borrower or for which any Borrower is liable as an indemnitor and whether or not evidenced by a note or other instrument and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code) under the Line of Credit Documents.

“Optional Prepayment” shall have the meaning set forth in Section 2.6(a).

“Party” shall mean either of the Borrower and the Line of Credit Lender and “Parties” shall refer to all of them.

“Permitted Lien” shall have the meaning set forth in Schedule 2 of this Agreement.

“Person” shall mean and includes an individual, a partnership, a limited liability company, a limited liability company, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

“Prepayment” shall mean any payments made by Borrower on the Line of Credit in advance of the Maturity Date.

“Prepayment Date” shall have the meaning set forth in Section 2.6(a).

“Prepayment Notice” shall have the meaning set forth in Section 2.6(a).

“Proceedings” shall have the meaning set forth in Section 4.4.

“Purchase Money Indebtedness” shall mean Indebtedness incurred by the Borrower to purchase or lease equipment for the Business and secured only by Liens on the specific item of equipment purchased or leased.

“SEC” shall mean United States Securities and Exchange Commission.

“Security Agreement” shall mean the security agreement annexed hereto as Exhibit 2 pursuant to which the Borrower shall grant to the Line of Credit Lender a first priority lien and security interest in all its present and after acquired personal property, including without limitation all Intellectual Property.

“Share Capital” shall mean collectively, (a) the Class A common voting shares, the Class B common voting shares of HollyWeed and (b) the common voting and non-voting shares of any other Borrower.

“Subsidiary” shall mean, as to any Person, a limited liability company, partnership, limited partnership, limited liability company or other entity of which shares, membership interests or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors of a corporation or the managers of a limited liability company, partnership, limited partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to any new Subsidiary or Subsidiaries of a Borrower. Each Borrower, other than HollyWeed, who has executed this Agreement is a direct or indirect Subsidiary of HollyWeed.

“Tax” shall mean all present and future taxes, levies, imposts, withholdings, duties, charges or fees of any nature whatsoever including without limitation any customs, franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, gross income, fuel, leasing, occupational, value added, turnover, excess profits, excise, gross receipts, gross profits, registration, license, limited liability company, capital gains, export, custom, import, net income, taxes (or any other amount corresponding to any of the foregoing) now or hereafter imposed, levied, collected, withheld or assessed by any national, foreign, regional or local taxing or fiscal authority or agency, together with any penalties, additions to tax, fines or interest thereon, and any assessments in respect of any of the foregoing, and “Tax” and “Taxation” shall be construed accordingly.

“Termination Date” shall mean the earliest date upon which a Termination Event shall occur.

“Termination Event” shall mean the first to occur of (a) the Maturity Date or (b) the date on which any Default shall occur, unless such Default shall be timely cured to the satisfaction of the Line of Credit Lender Representative in the exercise of his sole discretion.

“Transaction Documents” shall mean (i) the Line of Credit Documents, and (ii) the Warrant.

“Warrant” shall mean the five year warrant and in the form of Exhibit 3 annexed hereto entitling Origo or its Affiliates to purchase 70,311,755 Class B Common Shares of HollyWeed representing 44% of the 89,487,688 outstanding Common Shares and stock options of HollyWeed as at the Closing Date (the “Warrant Shares”), at a price of CDN$0.12 per Warrant Share (the “Exercise Price”);

1.1 Other Definitional Provisions.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) all terms defined in this Agreement shall have the defined meanings when used in any other Line of Credit Document or any certificate or other document made or delivered pursuant hereto, and (h) the article and section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

ARTICLE II.
AMOUNT AND TERMS OF LINE OF CREDIT

2.1 Line of Credit. On the Closing Date and until the Termination Date, the Line of Credit Lender shall provide the Borrower with a Line of Credit in such amount that shall represent up to (a) the aggregate principal amount of all of the Advances that may be outstanding at any time, plus (b) all Interest accrued on such outstanding principal amount of Advances, as shall not exceed the maximum aggregate amount to Six Million Six Hundred and Seventy Five Thousand ($6,675,000) Dollars. All Obligations then outstanding under this Agreement shall be immediately due and payable on the Termination Date.

2.2 Interest. All Advances made under this Agreement shall bear interest at the rate of eight percent (8%) per annum (the “Interest”). Such Interest shall be: (i) calculated on the aggregate outstanding principal amount of the Advances commencing upon the Closing Date (“Interest Commencement Date”) and accruing daily at the Interest rate (as set forth in the Line of Credit Note) on the aggregate outstanding principal amount of Advances from time to time, computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day Months; and (ii) shall accrue and be payable, together with all outstanding Advances, on the Maturity Date. From and after the occurrence of an Event of Default, all amounts Obligations shall bear interest at a rate of fifteen (15%) per annum (“Default Interest”) as set forth in the Line of Credit Note. For the purposes of the Interest Act (Canada) and disclosure under such Act, wherever any interest to be paid under this Agreement is to be calculated on the basis of any period of time that is less than a calendar year (a “deemed year”), such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest for the deemed year by the actual number of days in the calendar year in which the rate is to be ascertained and dividing it by the number of days in the deemed year.

2.3 Advances; Use of Proceeds. All funds to be advanced by the Line of Credit Lender to the Borrower under this Agreement (each an “Advance” and collectively, the “Advances”) shall be made by Line of Credit Lender to the Borrower under the following conditions:

(a) Advance Requests. Any Advances under this Agreement shall be made by the Line of Credit Lender following receipt of a written request for an Advance provided to the Line of Credit Lender by HollyWeed and which shall set forth the purpose or use of proceeds of such Advance by the applicable Borrower (the “Advance Request”); provided, however, that, unless otherwise agreed by the Line of Credit Lender in the exercise of its sole discretion (i) the minimum amount of Advances set forth in any one Advance Request shall be not less than $100,000, (ii) not more than $500,000 of Advances shall be required to be made by the Line of Credit Lenders in any one Calendar Quarter, (iii) no Advances, shall be made prior to January 15, 2021, and (iv) the Line of Credit Lender shall be satisfied, in its sole discretion, with such due diligence information that it may request of the Borrower from time to time.

(b) Use of Proceeds. The Advances under this Agreement shall be for working capital and such other purposes as are set forth in the Advance Request, or as otherwise mutually agreed upon by the Line of Credit Lender.

(c) No Defaults. Unless otherwise agreed by Line of Credit Lender, no Advance shall be made at any time that a Default or Event of Default under this Agreement shall have occurred and is continuing.

(d) Line of Credit Note. Prior to each Advance, the Borrower shall execute and deliver to the Lender a Line of Credit Note in the principal amount of such Advance.

2.4 Documents. On the Closing Date:

(a) the Borrower shall execute and deliver to the Line of Credit Lender this Agreement and Security Agreement;

(b) HollyWeed shall execute and deliver to Origo the Warrant;

(c) the Borrower shall execute and deliver to the Line of Credit Lender a certificate that, as at the date of this Agreement, there shall be no Indebtedness of Borrower and no Liens on any of the assets, securities or properties of any Borrower, other than Permitted Liens.

2.5 Repayment. Subject to the provisions of Section 2.6 below, Advances may be borrowed, repaid and re-borrowed during the Commitment Period. The principal amount of all Advances, together with all accrued and unpaid interest and all other amounts owing hereunder and under the Line of Credit Note, shall be due and payable in full on the Maturity Date or earlier Termination Date. The Borrower covenants and agrees to pay all Advances in accordance with the terms of this Agreement.

2.6 Prepayment.

(a) Optional Prepayment. The Borrower may not prepay the Line of Credit Note until March 31, 2021. Thereafter, the Borrower may prepay all or any portion of the Line of Credit Note upon giving not less than sixty (60) days prior written notice to the Line of Credit Lender (a “Prepayment Notice”); provided, that the holder of the Line of Credit Note shall have the right at any time on or prior to the date of prepayment set forth in the Prepayment Notice (the “Prepayment Date”) to convert all or any portion of the Line of Credit Note into HollyWeed Common Shares pursuant to the terms set out in the Line of Credit Note. Any such prepayment (an “Optional Prepayment”) shall be without payment of any premium or penalty. Any permitted Optional Prepayment shall be applied first to accrued and unpaid interest and then to the principal amount of outstanding Advances under this Agreement and the Line of Credit Note.

(b) Mandatory Conversion. Unless otherwise converted into HollyWeed Common Shares, the entire Principal Amount of the Line of Credit Note and all accrued Interest thereon (including any Default Interest) shall be subject to mandatory conversion as set out in the Line of Credit Note. Subject to Applicable Law, each certificate, instrument, or book entry representing (i) the HollyWeed Common Shares or (ii) any other securities issued in lieu of the HollyWeed Common Shares, issued upon conversion as provided in the Line of Credit Note, may be notated with a legend, which shall be the only legend, if any, substantially in the following forms:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. Securities Act AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. Securities Act PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

2.7 Termination of Agreement. Upon the occurrence of any one or more Termination Events, any obligations of the Line of Credit Lender hereunder shall immediately terminate.

2.8 Judgment Currency.

(a) If, for the purpose of obtaining a judgment in any court, it is necessary to convert a sum due to the Line of Credit Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the Parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Line of Credit Lender may purchase the Original Currency with the Other Currency on the Business Day preceding the day on which the final judgment is given or, if permitted by Applicable Law, on the day on which the judgment is paid or satisfied.

(b) The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Line of Credit Lender under any of the Line of Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Line of Credit Lender of any sum adjudged to be so due in the Other Currency, the Line of Credit Lender may, in accordance with normal banking procedures, purchase the Original Currency with the Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Line of Credit Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Line of Credit Lender against any loss and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Line of Credit Lender in the Original Currency, the Line of Credit Lender shall remit such excess to the Borrower.

ARTICLE III.
ADDITIONAL AGREEMENTS OF THE PARTIES.

3.1 Conditions Precedent to Disbursement at Closing. Prior to the disbursement of any Advances under the Line of Credit to or for the account of the Borrower on the Closing Date of the Line of Credit, and as a condition precedent to such disbursement, all of the conditions set forth below in this Section 3.1 must be satisfied.

(a) Authority. On the Closing Date, the Borrower shall deliver to Line of Credit Lender an officer’s certificate, in form and substance satisfactory to Line of Credit Lender, attaching: (1) a copy of its organizational documents, together with any and all amendments thereto, (2) a current shareholder’s register, (3) a certified resolution authorizing it to enter into the Transaction Documents and the transactions contemplated thereby, and (4) such other documents as Line of Credit Lender may reasonably request. The resolutions referred to above shall designate and authorize the individual or individuals executing the Line of Credit Documents on behalf of the Borrower to execute and deliver the same.

(b) Line of Credit Documents. On the Closing Date, the Borrower and shall execute and deliver to the Line of Credit Lender, a counterpart of all Transaction Documents in favor of the Line of Credit Lender.

(c) Opinion of Counsel. The Borrower shall deliver to the Line of Credit Lender an opinion of the Borrowers’ counsel in form and substance satisfactory to the Line of Credit Lender.

(d) Miscellaneous Items. The Borrower shall deliver to Line of Credit Lender such other items, documents and evidences pertaining to the Line of Credit Documents as may reasonably be requested by Line of Credit Lender.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

Except as set forth on the Disclosure Schedule to the Transaction Documents, each Borrower hereby represents and warrants to the Line of Credit Lender as follows:

4.1 Organization and Qualification. Each Borrower is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of formation and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Each Borrower is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Subsidiaries of HollyWeed are set forth on Schedule 4.1 to the Disclosure Schedule. No Borrower has any Subsidiaries as at the Closing Date other than those party to this Agreement on the Closing Date.

4.2 Authorization; Enforcement; Compliance with Other Instruments. Each Borrower has the requisite power and authority to execute the Transaction Documents, to issue the Line of Credit Note pursuant hereto, and to perform its obligations under the Transaction Documents, including HollyWeed issuing the Warrant Shares under the Warrant. The execution and delivery of the Transaction Documents by the Borrower and the issuance of the Line of Credit Note and the reservation of the Warrant Shares for future insurance under the Warrant, have been duly and validly authorized by the Borrower and no further consent or authorization is required by the Borrower, or any other Person in connection therewith. The Transaction Documents have been duly and validly executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Applicable Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Borrower and the issuance and sale of the Line of Credit Note and the issuance of the Warrant Shares will not (a) conflict with or result in a violation of the Borrower’s Notice of Articles, Articles or other constating documents, or (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material agreement to which the Borrower is a party. No approval or authorization will be required from any Governmental Authority or agency, regulatory or self-regulatory agency or other third party in connection with this Agreement, the issuance of the Line of Credit Note and Warrant Shares and the other transactions contemplated by this Agreement.

4.4 Litigation and Regulatory Proceedings. There are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Borrower, threatened against or affecting the Borrower, the issued and outstanding Share Capital or any Borrower or any Borrower’s officers in their capacities as such and, to the knowledge of the Borrower there is no reason to believe that there is any basis for any such Proceeding.

4.5 Compliance with Law; Licenses and Permits. Each Borrower has conducted and is conducting the Business in compliance in all material respects with all Applicable Laws. The applicable Borrower holds all licenses or permits from any Governmental Authority or other Person as licensee or permit holder as are required to operate the Business as presently conducted by such Borrower. All such licenses and permits are in full force and effect and no Borrower has committed any violation or default thereunder. No Borrower has received any oral or written notice from any Governmental Authority that would lead such Borrower to believe that any such license or permit will not be renewed.

4.6 Intellectual Property Rights. On the Closing Date, the Borrower owns or possesses all of the Intellectual Property necessary to conduct the Business as now conducted. None of the Intellectual Property of the Borrower are expected to expire or terminate within five (5) years from the date of this Agreement. The Borrower is not infringing, misappropriating or otherwise violating any Intellectual Property of any other Person. No claim has been asserted, and no Proceeding is pending, against the Borrower alleging that the Borrower is infringing, misappropriating or otherwise violating the Intellectual Property of any other Person, and, to the Borrower’s knowledge, no such claim or Proceeding is threatened, and the Borrower is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Borrower has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property.

4.7 Title to Assets. Each Borrower has good and marketable title to all personal property owned by them which is material to the Business, in each case free and clear of all Liens. Any real property and facilities held under lease by the Borrower is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Borrower.

4.8 No Materially Adverse Contracts, Etc. No Borrower is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Borrower has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Borrower’s management has or would reasonably be anticipated to have a Material Adverse Effect.

4.9 Financial Statements. The draft consolidated financial statements of HollyWeed for the two Fiscal Years ended June 30, 2018 and June 30, 2019 furnished to Origo in the data room set up by HollyWeed are capable of being audited by an independent Chartered Professional Accountant in accordance with GAAP or International Financial Reporting Standards (“IFRS”). Prior to the consummation of the HollyWeed IPO, HollyWeed shall furnish to Origo and the Line of Credit Lender Representatives the audited consolidated financial statements of HollyWeed and each other Borrower, as required under Applicable Securities Laws, including, as applicable, statements of operations, balance sheet, statement of cash flows and appropriate footnotes, as at June 30, 2018, June 30, 2019 and June 30, 2020, and for the three Fiscal Years then ended.

4.10 Certain Transactions. There are no contracts, transactions, arrangements or understandings between the Borrower, on the one hand, and any HollyWeed Shareholder or any officer or employee of Borrower, on the other hand.

4.11 No Brokers’, Finders’ or Other Advisory Fees or Commissions. No brokers, finders or other similar advisory fees or commissions will be payable by the Borrower or by any of their respective agents with respect to the issuance of the Line of Credit Note or any of the other transactions contemplated by this Agreement.

4.12 Disclosure. Each Borrower understands and confirms that the Line of Credit Lender will rely on the foregoing representations and covenants in effecting transactions in securities of the Borrower. All disclosure provided to the Line of Credit Lender regarding the Borrower, its business and the transactions contemplated hereby, furnished by or on behalf of the Borrower (including the Borrower’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V.
COVENANTS

For so long as any principal amount and accrued Interest in respect of the Advances under this Agreement remains outstanding, the Borrower covenants and agrees with the Line of Credit Lender as follows:

5.1 HollyWeed IPO. HollyWeed hereby covenants and agrees that it shall use commercially reasonable efforts to (a) by not later than January 31, 2021, direct the auditors approved by Origo to complete an audit of the consolidated financial statements of HollyWeed (inclusive of each Borrower) for the two Fiscal Years ended June 30, 2020, or as required in Section 4.9 above, (b) by not later than January 31, 2021, HollyWeed shall prepare and file with the SEC a Form F-1 registration statement with respect to the HollyWeed IPO, (c) HollyWeed shall promptly respond to all comments received from the SEC, (d) HollyWeed shall seek to have the SEC declare such registration statement effective as soon as practicable thereafter, and (e) HollyWeed shall seek to have the HollyWeed Common Shares to be quoted or listed on an Approved Securities Market. Origo shall use commercially reasonable efforts assist HollyWeed in connection with the HollyWeed IPO, but shall not be deemed to be an underwriter or placement agent or otherwise be held responsible in the event that such HollyWeed IPO is not successfully completed. Upon completion of the HollyWeed IPO, the Obligations shall automatically be convertible into HollyWeed Common Shares as set out in the Line of Credit Note.

5.2 Use of Proceeds. The Borrower shall use the proceeds of the Line of Credit only in a manner approved herein.

5.3 Insurance. The Borrower shall provide and maintain, at all times, insurance coverage of the types and amounts as in effect on the date of this Agreement, unless otherwise approved by the Line of Credit Lender.

5.4 Information. The Borrower shall furnish to Line of Credit Lender with reasonable promptness such data and information, financial and otherwise, concerning the Borrower as from time to time may reasonably be requested by Line of Credit Lender for purposes of administering compliance with the Line of Credit Documents.

5.5 Notice. The Borrower shall promptly notify Line of Credit Lender in writing of any of the following:

(a) The existence or occurrence of any event, which with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or a default under any of the Line of Credit Documents;

(b) Any events or changes in the financial condition of the Borrower occurring since the date of the last financial statement of Borrower delivered to Line of Credit Lender, which individually or cumulatively when viewed in light of prior financial statements, may result in a Material Adverse Effect on the financial condition of the Borrower; and

(c) Any claim, action or proceeding materially affecting title to the Collateral given by the Borrower to Line of Credit Lender under any of the Line of Credit Documents.

5.6 Financial Information. The Borrower shall furnish to the Line of Credit Lender:

(a) Annual Financial Statements. As soon as available and in any event no later than ninety (90) days after the end of each Fiscal Year of Borrower, or such longer period as required under Applicable Securities Laws (starting with the Fiscal Year ended June 30, 2021), a copy of the balance sheet of Borrower as of the end of such Fiscal Year and the related consolidated statements of income and retained earnings and of cash flows of the Borrower for such year, which shall be reviewed by a firm of independent certified public or chartered accountants reasonably acceptable to the Line of Credit Lender, setting forth in each case in comparative form the figures for the previous year, reported on without qualification indicating that the scope of the audit was inadequate to permit such independent certified public or chartered accountants to certify such financial statements without such qualification; and

(b) Quarterly Financial Statements. As soon as available and in any event no later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower or such longer period as required under Applicable Securities Laws, a copy of the unaudited consolidated balance sheet of the Borrower as of the end of such period and related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower for such quarterly period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding Fiscal Year; all of which unaudited quarterly financial statements shall (i) be prepared in accordance with the Borrower’s past practices and shall be subject to the absence of footnotes required by GAAP and normal recurring year end audit adjustments, and (ii) include management discussion and analysis of operating results inclusive of operating metrics in comparative form.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim unaudited statements, to the absence of footnotes required under GAAP or IFRS, as applicable, and normal recurring year end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual, quarterly and monthly financial statements provided in accordance with subsections (a), (b) and (c) above, (other than with respect to the interim unaudited financial statements) in accordance with GAAP or IFRS, as applicable, applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in GAAP or IFRS, as applicable.

Notwithstanding the foregoing, financial statements and reports required to be delivered pursuant to the foregoing provisions of this Section may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Line of Credit Lender receives such reports from the Borrower through electronic mail; provided that, upon the Line of Credit Lender’s request, the Borrower shall provide paper copies of any documents required hereby to the Line of Credit Lender.

5.7 Compliance with Laws. The Borrower shall comply with Applicable Laws, except where non-compliance could not reasonably be expected to constitute a Material Adverse Effect.

5.8 Acquisitions. Without the prior written approval of the Line of Credit Lender Representative, Borrower shall not acquire or invest in any securities issued by any Person or participate in any acquisition of any material set of business assets or unincorporated business operations.

5.9 Indebtedness. The Borrower shall not incur any Indebtedness in excess of $50,000, individually or in the aggregate, without the prior written consent of Line of Credit Lender Representative.

5.10 Additional Negative Covenants. Except as provided in the Transaction Documents, the Borrower shall not, without the prior written consent of Line of Credit Lender Representative, do any of the following:

(a) (i) liquidate, dissolve or wind-up the Business and affairs of the Borrower; (ii) effect any merger or consolidation transaction; (iii) sell, lease, transfer, license or otherwise dispose, in a single transaction or series of related transactions by the Borrower, a Change of Control; or (iv) consent to any of the foregoing;

(b) Purchase or redeem or pay or declare any dividend or make any distribution on, any Share Capital or other equity interests, except that the Borrower may declare and make dividend payments or other distributions payable solely to Origo in the in the form of additional HollyWeed Common Shares pursuant to the Warrant;

(c) Enter into any agreement with respect to a Change of Control;

(d) Enter into any agreement to guaranty any loan or line or credit, except as provided for in the Line of Credit Documents; or

(e) Change the nature of the Business of the Borrower.

5.11 Payment of Taxes and Other Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, subject, where applicable, to specified grace periods, (a) all of its Taxes (Federal, state, provincial, territorial, local and any other taxes), (b) except as noted in the Disclosure Schedule, all of its other obligations and liabilities of whatever nature in accordance with industry practice, and (c) any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such Taxes, obligations and liabilities, except when the amount or validity of any such Taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

5.12 Maintenance of Property; Insurance. Except as set out in the Disclosure Schedule, the Borrower shall:

(a) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted);

(b) maintain with financially sound and reputable insurance companies liability, casualty, property and business interruption insurance (including, without limitation, insurance with respect to its tangible Collateral) in reasonable amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Line of Credit Lender, upon the request of the Line of Credit Lender, full information as to the insurance carried. To the extent permitted under Applicable Laws, the Line of Credit Lender shall be named (i) as loss payee, as its interest may appear with respect to any property insurance, and (ii) as additional insured, as its interest may appear, with respect to any such liability insurance, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments to be furnished to the Line of Credit Lender, that it will give the Line of Credit Lender thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and such policies shall provide that no act or default of the Borrower or any other Person shall affect the rights of the Line of Credit Lender under such policy or policies.

(c) In case of any material loss, damage to or destruction of any material element of the Collateral of the Borrower or any part thereof, the Borrower shall promptly give written notice thereof to the Line of Credit Lender generally describing the nature and extent of such damage or destruction. In case of any such material loss, damage to or destruction of Collateral of the Borrower or any part thereof, if required by the Line of Credit Lender, the Borrower (whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose), at such Borrower’s cost and expense, will promptly repair or replace the Collateral of the Borrower so lost, damaged or destroyed.

5.13 Notices. The Borrower shall give notice in writing to the Line of Credit Lender Representative:

(a) promptly, but in any event within two (2) Business Days, after any Borrower has knowledge of the occurrence of any Default or Event of Default;

(b) promptly, of any default or event of default under any contractual obligation of the Borrower which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $100,000;

(c) promptly, of any litigation, or any investigation or proceeding known or threatened to the Borrower (i) affecting the Borrower which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or involve a monetary claim in excess of $100,000 or involving injunctions or requesting injunctive relief by or against the Borrower, (ii) materially affecting this Agreement, any other Line of Credit Document or any security interest or Lien created thereunder, or (iii) by any Governmental Authority relating to the Borrower thereof and alleging fraud, deception or willful misconduct by such Person;

(d) of any labor dispute that has resulted in, or threatens to result in, a strike or other work action against any Borrower which could reasonably be expected to have a Material Adverse Effect;

(e) of any attachment, judgment, Lien, levy or order that may be assessed against or threatened against the Borrower other than Permitted Liens;

(f) promptly, of any notice of any violation received by the Borrower from any Governmental Authority; and

(g) promptly, of any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.13 shall be accompanied by a statement of an authorized officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof. Notwithstanding the foregoing, inadvertent failure to notify the Line of Credit Lender under this Section 5.13 shall not be an Event of Default or otherwise constitute a breach hereof, unless such failure to notify (i) is willful or deliberate, or (ii) shall have a Material Adverse Effect on the Borrower or the Line of Credit Lender.

5.14 Liens. Each Borrower shall cause that none of the tangible and intangible personal property or real property now or hereafter owned or leased by it or any other Borrower shall become subject to any Lien, other than pursuant to Permitted Liens.

5.15 Conference Call. Upon request of the Line of Credit Lender, within five Business Days of the delivery of any financial statements referred to herein and at such times as the Line of Credit Lender may request on three (3) Business Days’ notice, the management of the Borrower shall host a conference call for the Line of Credit Lender to discuss such financial statements or current monthly financial results, as applicable. No fewer than three (3) Business Days prior to each conference call, Borrower shall notify the Line of Credit Lender of the time and date of such conference call and shall provide each Line of Credit Lender with access instructions to the conference call.

ARTICLE VI.
EVENTS OF DEFAULT; TERMINATION EVENT; REMEDIES

6.1 Events of Default. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement and the Line of Credit Documents without the requirement of notice from Line of Credit Lender to any of the Borrower:

(a) Nonpayment. The failure of the Borrower to pay, when due or upon a Termination Event, any or all of the principal amount of, or accrued Interest at the applicable interest rate on, all outstanding Advances, whether on the Maturity Date or otherwise, or any other Obligations of the Borrower under this Agreement or any of the Line of Credit Documents.

(b) Breach of Covenants. HollyWeed shall willfully fail or refuse to comply with its covenants in respect of the proposed HollyWeed IPO set forth in Section 5.1 or any Borrower shall breach or violate any of the covenants set forth in Sections 5.6 through 5.12 and in Section 5.13 above.

(c) Breach of Covenant. The failure of the Borrower to perform or observe any other covenant, term, condition or agreement contained in this Agreement or any other Line of Credit Document (other than as provided in Section 6.1(a) or (b)), and such failure continues unremedied for a period of 5 days (or if the failure cannot be cured within such five (5) days but is capable of cure, such greater period up to but not exceeding 30 days as required to cure such failure provided that the Borrower shall have diligently commenced the curing of such default and is diligently pursuing the same to completion) after the earlier of the Borrower becomes aware of such failure or written notice to the Borrower from the Line of Credit Lender.

(d) Assignment. Any Borrower, without the prior written consent of Line of Credit Lender: (1) assigns this Agreement or any disbursement or Advance to be made hereunder, or any interest therein to any Person; (2) voluntarily or involuntarily conveys, transfers, assigns, mortgages pledges or subjects to any Lien any of the assets and properties of Borrower in any manner, other than as provided in this Agreement; or (3) issue, conveys, transfers, pledges, encumbers or assigns to any Person, or consents to any such issuance, conveyance, transfer, pledge, encumbrance or assignment, other than to the Line of Credit Lender, any Share Capital or other equity interests in the capital of the Borrower (other than the issuance of HollyWeed Common Shares pursuant to the exercise of rights or options to acquire HollyWeed Common Shares or securities convertible or exchangeable into HollyWeed Common Shares, in each case that are issued and outstanding on the date hereof or that are issued to directors, officers or employees of the HollyWeed pursuant to the terms of a stock option plan that is in existence as of the date hereof).

(e) Material Adverse Effect. The occurrence and continuation of a Material Adverse Effect with respect to the Borrower which is not cured to the Line of Credit Lender’s reasonable satisfaction within ten (10) days after the earlier of the Borrower becomes aware of such occurrence or written notice to the Borrower from the Line of Credit Lender.

(f) Breach of Warranty. The Borrower shall breach any material representation or warranty made under this Agreement.

(g) Bankruptcy or Insolvency. The occurrence and continuance of any voluntary or involuntary bankruptcy event with respect to the Borrower, including: the filing by it of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law (including the Bankruptcy Code or the Companies’ Creditors Arrangement Act (Canada)) or for a receiver or trustee for any of their respective properties; an assignment by it for the benefit of creditors or an admission by any of them, in writing, of an inability to pay its debts as they become due; or the entry of a judgment of insolvency against it by any state, provincial or federal court of competent jurisdiction.

(h) Misrepresentation. Any representation or warranty made by the Borrower in this Agreement or any of the Line of Credit Documents is or proves to have been incorrect when made and such inaccuracy causes a Material Adverse Effect.

(i) Transaction Documents. If any of the Transaction Documents cease for any reason to be enforceable in full force and effect in accordance with its terms at any time, with or without the Line of Credit Lender being notified thereof.

6.2 Election of Remedies. Upon the occurrence of any of the Events of Default set forth in Section 6.1 of this Agreement or the Line of Credit Documents, at the election of Line of Credit Lender, the Line of Credit Lender may exercise such rights and take the following actions to: (i) accelerate all Obligations owed by the Borrower to Line of Credit Lender and declare all outstanding Advances, accrued Interest and other Obligations then owing by the Borrower under the Line of Credit Documents to be immediately due and payable; (ii) exercise any remedy provided for in the Line of Credit Documents; (iii) terminate any obligations under this Agreement or the other Line of Credit Documents to extend additional Advances under this Line of Credit Agreement; or (iv) exercise any other right or remedy available to Line of Credit Lender pursuant to any Line of Credit Document, or as provided at law or in equity.

6.3 No Remedy Exclusive. No remedy conferred upon or reserved to Line of Credit Lender under this Agreement shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Transaction Documents and the Line of Credit Documents, or now or hereafter existing at law or in equity or by statute. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

6.4 Vesting of Warrant. In the event that an Event of Default shall occur by reason of a willful breach or violation by HollyWeed of its covenants in respect of the HollyWeed IPO as set forth in Section 5.1, the Warrant issued to Origo shall automatically vest, shall be immediately exercisable and no longer be subject to redemption by HollyWeed.

ARTICLE VII.
MISCELLANEOUS

7.1 Non-Waiver. No disbursement of the proceeds of the Line of Credit shall constitute a waiver of any covenant or condition to be performed by the Borrower. In the event the Borrower is unable to satisfy any such covenant or condition, Line of Credit Lender shall not be precluded from thereafter declaring such failure to be an Event of Default.

7.2 Derivative Rights. Any obligations of Line of Credit Lender to make disbursements hereunder is imposed solely and exclusively for the benefit of the Borrower and no other Person shall, under any circumstances, be deemed to be a beneficiary of such condition, nor shall any derivative claim or action against Line of Credit Lender.

7.3 Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by each of the Line of Credit Lender and the Borrower.

7.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Borrower, the Line of Credit Lender and Line of Credit Lender’s respective successors and assigns.

7.5 Waivers. The failure by the Line of Credit Lender at any time or times hereafter to require strict performance by the other of any of the undertakings, agreements or covenants contained in this Agreement shall not waive, affect or diminish any right of the Line of Credit Lender hereunder to demand strict compliance and performance therewith. Any waiver by Line of Credit Lender of any Event of Default under this Agreement shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements or covenants of the Borrower under this Agreement shall be deemed to have been waived unless such waiver is evidenced by an instrument in writing signed by the Line of Credit Lender specifying such waiver.

7.6 Survival. This Agreement shall survive the disbursement of the proceeds of the Line of Credit, and each and every one of the obligations and undertakings of the Borrower contained herein shall be continuing obligations and undertakings and shall not cease and terminate until all amounts which may accrue pursuant to this Agreement or any of the Line of Credit Documents shall have been fully paid and all Obligations and undertakings of the Borrower shall have been fully discharged.

7.7 Assignment and Notices. The Borrower may not assign, in whole or in part, any of its rights or Obligations under this Agreement, the Line of Credit Documents, the Transaction Documents or any other agreement or commitment (in addition to this Agreement and the Line of Credit Documents) in existence between Line of Credit Lender on one hand, and the Borrower, on the other hand, without the prior written consent of the Line of Credit Lender. Except as otherwise provided in this Agreement or in any Line of Credit Documents, whenever Line of Credit Lender or the Borrower desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any other Line of Credit Documents, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier, by facsimile or by email to the address set out below:

If to the Line of Credit Lender:

5953 Mabel Rd,

Unit #138,

Las Vegas, NV 89110

United States

Attention: Israel Maxx Abramowitz

Email: maxx@orevacapital.com

With a copy to:

Borden Ladner Gervais LLP

Bay Adelaide Centre, East Tower

22 Adelaide Street West

Suite 3400

Toronto, ON, Canada

M5H 4E3

Attention: Jason Saltzman

Email: JSaltzman@blg.com

If to the Borrower (or any one of them):

3974 Lexington Avenue
Victoria, BC V8N 3Z6

Attention: Renee Gagnon

Email: renee@hollyweednorth.com

With a copy to:

TingleMerrett LLP

1250, 639 - 5 Avenue SW

Calgary, AB T2P 0M9

Attention: Scott Reeves

Email: sreeves@tinglemerrett.com

Any such notice, demand, request or other communication if delivered, shall be deemed to have been given when received, if sent by facsimile before 4:30 p.m. (Vancouver time) on a Business Day, shall be deemed to have been received on that day, and if sent by facsimile after 4:30 p.m. (Vancouver time) on a Business Day, shall be deemed to have been received on the Business Day next following the date of transmission, and if sent by sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment). Any Party may change its address by giving notice to the other Party of its new address in the manner provided above.

7.8 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

7.9 Actions. The Line of Credit Lender shall have the right, but not the obligation, to commence, appear in and defend any action or proceeding which might affect the Line of Credit Lender’s security or the Line of Credit Lender’s rights, duties or liabilities relating to the Line of Credit, the Collateral, any of the assets of the Borrower or this Agreement.

7.10 Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein, without giving effect to principles of conflicts of laws.

7.11 Conflicts. The provisions of this Agreement are not intended to be superseded by the provisions of the Line of Credit Documents executed in conjunction with this Agreement but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Line of Credit Documents, it is intended that this Agreement shall control.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

7.13 Attorney Fees. The Borrower agrees that should it default in any of the covenants or agreements contained in this Agreement or the Line of Credit Documents, it shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the Line of Credit Lender to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

7.14 Jurisdiction. Any action or proceeding arising out of or relating to this Agreement, the Line of Credit Documents or the transactions contemplated hereby or thereby may be instituted in the courts of the Province of British Columbia, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any such action or proceeding. The Parties irrevocably and unconditionally waive any objection to the venue of any action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein or in any other Line of Credit Document shall affect any right that the Line of Credit Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Line of Credit Document against the Borrower or its properties in the courts of any jurisdiction.

7.15 Jury Waiver. THE BORROWER AND LINE OF CREDIT LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LINE OF CREDIT DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND LINE OF CREDIT LENDERS EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.16 Final Expression. THIS AGREEMENT AND THE LINE OF CREDIT DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LINE OF CREDIT LENDERS WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

7.17 Counterparts Signatures. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different Parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Line of Credit Lender and when the Line of Credit Lender has received counterparts hereof that, when taken together, bear the signatures of each of the other Parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LINE OF CREDIT LENDER:
ORIGO BC HOLDINGS LTD.

By:	/s/ Israel Maxx Abramowitz
Name:	Israel Maxx Abramowitz
Title:	President

BORROWER: HOLLYWEED NORTH CANNABIS INC.

By:	/s/ Renee Gagnon
Name:	Renee Gagnon
Title:	President & Director

HOLLYWEED MANUFACTURING & EXTRACTS INC.

By:	/s/ Renee Gagnon
Name:	Renee Gagnon
Title:	Director

TERRACUBE INTERNATIONAL INC.

By:	/s/ Renee Gagnon
Name:	Renee Gagnon
Title:	President & Director

1114474 B.C. LTD.

By:	/s/ Renee Gagnon
Name:	Renee Gagnon
Title:	President & Director

[Signature Page to Line of Credit Agreement]

SCHEDULE 1

DISCLOSURE SCHEDULE

Section 4.1 — The material subsidiaries of HollyWeed are as follows:

●	Terracube International Inc. (formerly Crop2Scale International Inc.), a British Columbia corporation

●	Hollyweed Manufacturing & Extracts Inc., a British Columbia corporation

●	1114474 BC Ltd., a British Columbia corporation

In addition, HollyWeed has the following subsidiaries that have no assets or operations. The intention is to let the BC companies be struck from the BC registry. The US entity also has no assets or operations and will also likely not be renewed:

●	Hollyweed Grow Inc., a British Columbia corporation

●	Terracube USA Inc., a Delaware corporation

●	Hollyweed Retail Inc. (formerly Hollyweed Lodge Inc.), a British Columbia corporation

●	Hollyweed Bakery Inc., a British Columbia corporation Instructions have been provided to bring HollyWeed and the three material subsidiaries into good standing, as applicable.

Section 4.4 — There are no material Proceedings against or affecting the Borrower, except for the following:

●	Order to Provide information or Produce Records from the British Columbia Securities Commission dated February 10, 2020, related to the historical issuance of shares by Hollyweed utilizing the “close friends, family and business associates” prospectus exemption pursuant to National Instrument 45-106 ss. 2.5.

●	Employment standards complaints filed with the Employment Standards Branch of British Columbia as against Hollyweed North Cannabis Inc. by Christopher Ore, Jo Ann Di Sensi, Kimberley Ellis, Leslie Gerard, Meredith Stratton, David Galvez Alcaraz, Kate Dalgleish and Glenda Meyer (former employees of Hollyweed North Cannabis Inc.). Amounts owing to these employees for unpaid wages are accrued in the balance sheet as accounts payable.

Section 4.5 — The Borrower holds all licenses or permits from any Governmental Authority or other Person as licensee or permit holder as are required to operate the Business as presently conducted by such Borrower, except for:

●	The Borrower has applied for but not yet received its Health Canada Controlled Substance Dealer License for the conduct of activities related to psychedelics including Psilocybin, Psilocin, Mescaline and DMT

Schedule 1- 1

Section 4.6 — None of the Intellectual Property of the Borrower is expected to expire or terminate within five (5) years from the date of this Agreement, subject to:

●	Licenses held by the Borrower are subject to the license term provided therein and are generally renewable, subject to compliance with the provisions for renewal or maintenance set out under the license terms.

Section 4.7 — Each Borrower has good and marketable title to all personal property owned by them which is material to the Business, in each case free and clear of all Liens, except for the Liens that exist due to the following:

●	The Loan Agreement between Hollyweed North Cannabis Inc. (as borrower), Hollyweed Manufacturing & Extracts Inc. and Terracube International Inc. (as guarantors), Renee Gagnon (as principal) of Hollyweed North Cannabis Inc. and MNB Enterprises Inc. (as agent), MNB Enterprises Inc. and R. Jay Management Ltd. (as lenders) dated January 14, 2020 as amended February 27, 2020 and April 30, 2020.

●	Second Amendment to the Loan Agreement between Hollyweed North Cannabis Inc. (Borrower), Hollyweed Manufacturing & Extracts Inc. and Terracube International Inc (Guarantors). and Renee Gagnon (Principal) and MNB Enterprises Inc. (Agent) and MNB Enterprises Inc. and R. Jay Management Ltd. (Lender) dated February 27, 2020 re: an extension to the Maturity Date (earlier of (i) third party financing and (ii) March 30, 2020) of the Loan Agreement for 1,000,000 Class B Voting Common Shares of HW as consideration.

●	Third Amendment to the Loan Agreement between Hollyweed North Cannabis Inc. (Borrower), Hollyweed Manufacturing & Extracts Inc. and Terracube International Inc (Guarantors). and Renee Gagnon (Principal) and MNB Enterprises Inc. (Agent) and MNB Enterprises Inc. and R. Jay Management Ltd. (Lender) dated February 27, 2020 re: an extension to the Maturity Date (earlier of (i) third party financing and (ii) April 30, 2020) of the Loan Agreement for no further consideration.

●	Fourth Amendment to the Loan Agreement between Hollyweed North Cannabis Inc. (Borrower), Hollyweed Manufacturing & Extracts Inc. and Terracube International Inc (Guarantors). and Renee Gagnon (Principal) and MNB Enterprises Inc. (Agent) and MNB Enterprises Inc. and R. Jay Management Ltd. (Lender) dated April 30, 2020 re: an extension to the Maturity Date (earlier of (i) third party financing and (ii) June 30, 2020) of the Loan Agreement for no further consideration.

●	Fifth Amendment to the Loan Agreement between Hollyweed North Cannabis Inc. (Borrower), Hollyweed Manufacturing & Extracts Inc. and Terracube International Inc (Guarantors). and Renee Gagnon (Principal) and MNB Enterprises Inc. (Agent) and MNB Enterprises Inc. and R. Jay Management Ltd. (Lender) dated June 30, 2020 re: an extension to the Maturity Date (earlier of (i) third party financing and (ii) July 31, 2020) of the Loan Agreement for no further consideration.

●	The General Security Agreement between Hollyweed North Cannabis Inc. and MNB Enterprises Inc. dated January 14, 2020

●	The General Security Agreement between Hollyweed Manufacturing & Extracts Inc. and MNB Enterprises Inc. dated January 14, 2020

●	The General Security Agreement between Terracube International Inc. and MNB Enterprises Inc. dated January 14, 2020.

Schedule 1- 2

●	Agency Agreement between Hollyweed North Cannabis Inc. (Borrower), Hollyweed Manufacturing & Extracts Inc. and Terracube International Inc. (Guarantors) and Renee Gagnon (Principal) and MNB Enterprises Inc. (Agent) and MNB Enterprises Inc. and R. Jay Management Ltd. (Lender) dated January 14, 2020.

●	Pledge Agreement between Hollyweed North Cannabis Inc. (as borrower) and MBN Enterprises Inc. (as agent) dated January 14, 2020

Section 4.10 - There are no contracts, transactions, arrangements or understanding between the Borrower and any Hollyweed Shareholder or any officer or employee of the Borrower, except for the following:

●	Options

Option Holder	Date Issued	Vesting Terms	Expiry	Quantity	Exercise Price Per Share
Chris Taylor	September 18, 2017	Fully vested	September 18, 2022	975,780	$0,02557
Chris Taylor	October 4, 2017	Fully vested	October 4, 2022	976,780	$0.17914
Chris Taylor	May 18, 2018	Fully vested	May 18, 2023	1,280,580	$0.00036
Chris Taylor	March 2, 2018	Fully vested	March 2, 2023	113,680	$0.21993
Chris Taylor	March 2, 2018	Fully vested	March 2, 2023	909,370	$0.02750
Cheryl Evans	July 1, 2019	Fully vested	June 30, 2024	2,000,000	$0.35000
Bin Huang	July 1, 2019	Fully vested	June 30, 2024	100,000	$$0.35000

●	Debt Instruments/Promissory Notes

Livio Susin

●	Promissory Note dated January 1, 2019 whereby HW promises to pay Livio Susin $200,000 on March 31, 2019

o	Principal: $200,000

o	Interest: $10,500

o	Term: March 31, 2019

●	Promissory Note Extension Agreement between HW and Livio Susin dated March 31, 2019

o	Revised Maturity Date: September 30, 2019

o	Interest: $3,500 per month

●	Promissory Note Extension Agreement between HW and Livio Susin dated September 30, 2019

o	Revised Maturity Date: December 31, 2019

o	Interest: $3,500 per month

●	Promissory Note Extension Agreement between HW and Livio Susin dated December 31, 2019

o	Revised Maturity Date: June 30, 2020

o	Interest: $3,500 per month

Schedule 1- 3

●	Promissory Note Extension Agreement between HW and Livio Susin dated June 30, 2020

o	Revised Principal: $100,000

o	Revised Maturity Date: December 31, 2020

o	Interest: $3,500 per month

●	Short Term Loan Agreement between HW and Livio Susin dated February 19, 2019

o	Principal: $330,000 (in installments from February 19, 2019 to April 17, 2019)

o	Interest: 2%

o	Term: Principal shall be due 90 days subsequent to a successful completion of an IPO or RTO (so as to list the shares on a public exchange)

Renee Gagnon

●	Short Term Loan Agreement between HW and Renee Gagnon dated October 17, 2019
o	Principal: $50,000

o	Interest: 2%

o	Term: Principal shall be due 90 days subsequent to a successful completion of an IPO or RTO (so as to list the shares on a public exchange)

Bridge Loan

●	Loan Agreement between Hollyweed North Cannabis Inc. (Borrower), Hollyweed Manufacturing & Extracts Inc. and Terracube International Inc. (Guarantors) and Renee Gagnon (Principal) and MNB Enterprises Inc. (Agent) and MNB Enterprises Inc. and R. Jay Management Ltd. (Lender)

o	Principal: $150,000

o	Interest: 20% per annum

o	Term: The earlier of (i) a third party financing; and (ii) 30 days after the Closing Date

o	Put Option Shares: 1,041,250 Class B Non-voting Common Shares at a price of $1.00 per shares and 619,53 Class B Non-voting Common Shares at a price of $1.00

Canada Emergency Business Account Loan

●	Loan to HW under government program

o	Principal: $40,000

o	Forgivable portion: $10,000 if repaid by due date

o	Interest: 0%

o	Due date: December 31, 2022

●	Loan to TC under government program
o	Principal: $40,000

o	Forgivable portion: $10,000 if repaid by due date

o	Interest: 0%

o	Due date: December 31, 2022

Schedule 1- 4

Notes Payable Summary

(Omitted)

●	Contractual Liabilities

Settlement Agreement between Hollyweed North Cannabis Inc. (“HW”) and Renee Gagnon and Livio Susin and Heather Jennings and Mary Stipancic dated April 20, 2020, as amended on October 23, 2020

o	HW will provide Mary Stipancic with a lump sum of $233,821.94 (“Base Amount”) and various other amounts totalling approximately $283,000 (cash and securities)

o	HW will pay the Base Amount on the earlier of:

●	The closing of the sale of HW’s assets for more than $5 million

●	HW or its subsidiaries secures greater than $5 million in debt financing

●	The issuance of HW or its subsidiaries of greater than $5 million equity financing

●	In the event that none of the above happen prior to October 20, 2020, HW shall pay $20,000 of the Base Amount owing for each $1,000,000 received by Hollyweed from financing or sales activities prior to the Deadline Date.

●	In any event, the Base Amount shall be paid on or before April 20, 2021 (the “Deadline Date”)

o	Renee Gagnon personally guarantees the performance of HW’s obligations under this agreement

o	If less then $5 million are raised the parties will negotiate in good faith to a “reasonable reduction” to the amounts noted above.

Contractor Agreement between Hollyweed North Cannabis Inc. (“HW”) and Renee Gagnon and Livio Susin and Heather Jennings and Cheryl Evans undated (“Contractor Agreement”)

o	HW will provide Cheryl Evans with a lump sum of $284,956.71 (“Amount”), a success fee in the aggregate amount of $25,000 to be paid concurrently with the closing of sale of one or more of Hollyweed’s wholly owned subsidiaries, a potential equity financing transaction resulting in a public listing of one or more of Hollyweed’s wholly owned subsidiaries, and/or a potential equity financing transaction resulting in a change of control of Hollyweed or one of its wholly owned subsidiaries. On May 10, 2020, the Amount was been reduced to an aggregate $184,956.71.

Schedule 1- 5

Section: 5.11 Payment of Taxes and Other Obligations

●	HollyWeed has not filed tax returns for the below entities for the noted periods, however, no taxes are currently owing nor will be owing upon filings. Tax losses may be carried forward for a period of 20 years and are available to offset future taxes payable.

Name	Taxation Year	Due date	Return position
HollyWeed North Cannabis Inc.	June 30, 2017	Overdue	Loss, no taxes payable
HollyWeed North Cannabis Inc.	June 30, 2018	Overdue	Loss, no taxes payable
HollyWeed North Cannabis Inc.	June 30, 2019	Overdue	Loss, no taxes payable
HollyWeed North Cannabis Inc.	June 30, 2020	December 31, 2020	Loss, no taxes payable
1114474 BC Ltd.	June 30, 2017	Overdue	Nil return, no taxes payable
1114474 BC Ltd.	June 30, 2018	Overdue	Nil return, no taxes payable
1114474 BC Ltd.	June 30, 2019	Overdue	Nil return, no taxes payable
1114474 BC Ltd.	June 30, 2020	December 31, 2020	Nil return, no taxes payable
HollyWeed Manu & Extracts Inc.	June 30, 2018	Overdue	Loss, no taxes payable
HollyWeed Manu & Extracts Inc.	June 30, 2019	Overdue	Loss, no taxes payable
HollyWeed Manu & Extracts Inc.	June 30, 2020	December 31, 2020	Loss, no taxes payable
HollyWeed Grow Inc.	June 30, 2018	Overdue	Nil return, no taxes payable
HollyWeed Grow Inc.	June 30, 2019	Overdue	Nil return, no taxes payable
HollyWeed Grow Inc.	June 30, 2020	December 31, 2020	Nil return, no taxes payable
Terracube International Inc.	June 30, 2020	December 31, 2020	Loss, no taxes payable
CaliH20 Water and Waste Inc.	June 30, 2018	Overdue	Nil return, no taxes payable
CaliH20 Water and Waste Inc.	June 30, 2019	Overdue	Nil return, no taxes payable
CaliH20 Water and Waste Inc.	June 30, 2020	December 31, 2020	Nil return, no taxes payable
HollyWeed Bakery Inc.	June 30, 2018	Overdue	Nil return, no taxes payable
HollyWeed Bakery Inc.	June 30, 2019	Overdue	Nil return, no taxes payable
HollyWeed Bakery Inc.	June 30, 2020	December 31, 2020	Nil return, no taxes payable
HollyWeed Retail Inc.	June 30, 2018	Overdue	Nil return, no taxes payable
HollyWeed Retail Inc.	June 30, 2019	Overdue	Nil return, no taxes payable
HollyWeed Retail Inc.	June 30, 2020	December 31, 2020	Nil return, no taxes payable

Section: 5.12 Maintenance of Property Insurance.

●	HollyWeed did not renew its general commercial liability insurance policy that expired August 21, 2020, and so does not currently hold any company and/or business insurance.

Schedule 1- 6

SCHEDULE 2

PERMITTED LIENS

“Permitted Liens” means any of the following:

(a) Liens directly securing the Obligations to the Line of Credit Lender evidenced by the Line of Credit Note and the other Line of Credit Documents;

(b) Pledges, deposits or Liens arising or made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;

(c) Easements, rights-of-way, encumbrances and other restrictions on the use or value of real property or any other property or asset which do not materially impair the use thereof;

(d) Liens for Taxes and Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords, and similar Liens) provided that (i) except as disclosed on the Disclosure Schedule, the amount secured is not overdue by more than one hundred eighty (180) days and no Lien has been filed, or (ii) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, reserve or other provision required by GAAP has been made, levy and execution thereon have been (and continue to be) stayed, or payment is fully covered by insurance (subject to the customary deductible);

(e) Rights of offset or statutory banker’s Liens arising in the ordinary course of business in favor of commercial banks, provided that any such Lien shall only extend to deposits and property in possession of such commercial bank;

(f) liens to secure Purchase Money Indebtedness;

(g) mechanic, workmen’s, materialman’s and repairman’s liens in the ordinary course of business; and

(h) the following agreements:

(i)	Loan Agreement between HollyWeed North Cannabis Inc. (as borrower), HollyWeed Manufacturing & Extracts Inc. and Terracube International Inc. (as guarantors), Renee Gagnon (as principal) of HollyWeed North Cannabis Inc. and MNB Enterprises Inc. (as agent), MNB Enterprises Inc. and R. Jay Management Ltd. (as lenders) dated January 14, 2020 as amended February 27, 2020 and April 30, 2020;

(ii)	General Security Agreement between HollyWeed North Cannabis Inc. and MNB Enterprises Inc. dated January 14, 2020;

(iii)	General Security Agreement between HollyWeed Manufacturing & Extracts Inc. and MNB Enterprises Inc. dated January 14, 2020;

Schedule 2 - 1

(iv)	General Security Agreement between Terracube International Inc. and MNB Enterprises Inc. dated January 14, 2020;

(v)	Agency Agreement between HollyWeed North Cannabis Inc. (Borrower), HollyWeed Manufacturing & Extracts Inc. and Terracube International Inc. (Guarantors) and Renee Gagnon (Principal) and MNB Enterprises Inc. (Agent) and MNB Enterprises Inc. and R. Jay Management Ltd. (Lender) dated January 14, 2020;

(vi)	Pledge Agreement between HollyWeed North Cannabis Inc. (as borrower) and MBN Enterprises Inc. (as agent) dated January 14, 2020;

(vii)	Promissory Note dated January 1, 2019 between HollyWeed North Cannabis Inc. (as borrower) and Livio Susin (as lender) in the original principal amount of $200,000, as amended, bearing interest at 21% per annum and due December 31, 2020;

(viii)	Loan agreement dated February 19, 2019 between HollyWeed North Cannabis Inc. (as borrower) and Livio Susin (as lender) in the original principal amount of $330,000, as amended, bearing interest at 2% per annum and due 90 days following an IPO/RTO;

(ix)	Loan agreement dated October 17, 2019 between HollyWeed North Cannabis Inc. (as borrower) and Livio Susin (as lender) in the original principal amount of $50,000, as amended, bearing interest at 2% per annum and due 90 days following an IPO/RTO;

(x)	Canada Emergency Business Account Loan to HollyWeed North Cannabis Inc. (as borrower) in the principal amount of $40,000, non-interest bearing, forgivable as to $10,000 if paid by December 31, 2022; and

(xi)	Canada Emergency Business Account Loan to Terracube International Inc.. (as borrower) in the principal amount of $40,000, non-interest bearing, forgivable as to $10,000 if paid by December 31, 2022.

Notes Payable Summary

Company	Lender	Original date	Due date	Security	Interest rate	Original amount	Interest	Paid	Forgiven	Outstanding

HWN	Promissory Note-Livio Susin (David Anthony)	January 1, 2019	December 31, 2020	Financing statement persuant to Personal Property Security Act may be filed at cost of Lender	21%	200,000.00	61,250.00	-121,000.00	0.00	140,250.00
HWN	Short Term Loan-Livio Susin	February 19, 2019	90 days subsequent to IPO/RTO	Unsecured	2%	330,000.00	8,666.87	-7,500.00	0.00	331,166.87
HWN	Short Term Loan-1118737 BC Ltd (Renee Gagnon)	April 17, 2019	90 days subsequent to IPO/RTO	Unsecured	2%	506,000.00	11,485.69	0.00	-517,485.69	0.00
HWN	Short Term Loan-Renee Gagnon	October 17, 2019	90 days subsequent to IPO/RTO	Unsecured	2%	50,000.00	600.65	-27,579.18	0.00	23,021.47
HWN	Bridge Loan	January 14, 2020	July 31, 2020	General Security Agreements	20%	150,000.00	13,726.03	0.00	0.00	163,726.03
HWN	Canada Emergency Business Account Loan	April 20, 2020	December 31, 2022	Unsecured, 25% forgiven if repaid by due date	interest free	40,000.00	0.00	0.00	-10,000.00	30,000.00
TC	Canada Emergency Business Account Loan	April 20, 2020	December 31, 2022	Unsecured, 25% forgiven if repaid by due date	interest free	40,000.00	0.00	0.00	-10,000.00	30,000.00

						1,316,000.00				718,164.37

	Payment schedule
	November 30, 2020	163,726.03
	December 31, 2020	140,250.00
	90 days subsequent to IPO/RTO	354,188.34
	December 31, 2022	60,000.00

	Total	718,164.37

Schedule 2 - 2

Exhibit 1

Line of Credit Note

Exhibit 1- 1

Exhibit 1

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE SECURED PROMISSORY NOTE

Issuance Date:	$_______

FOR VALUE RECEIVED, each of the following corporations HollyWeed North Cannabis Inc., a corporation organized under the laws of British Columbia (“HollyWeed” or the “Company”) and the HollyWeed Subsidiaries consisting of HollyWeed Manufacturing & Extracts Inc., a British Columbia corporation, Terracube International Inc., a British Columbia corporation, and 1114474 B.C. Ltd., a British Columbia corporation (individually and collectively, the “Borrower”), hereby unconditionally promises to pay to the order of Origo BC Holdings Ltd., a British Columbia corporation (“Origo”), and/or its successors and assigns (collectively, with Origo, the “Holder”), at such place as the Holder may from time to time designate, the principal sum of _______________ ($________) Dollars. Also, (the “Principal Indebtedness”), inclusive of interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate or, if applicable, the Default Interest Rate, set forth below.

This Note is the “Line of Credit Note”, as that term is defined in the Line of Credit Agreement, dated as of November 4, 2020 (the “Line of Credit Agreement”), among HollyWeed, each other Borrower and Origo. Unless otherwise expressly defined in this Note, all capitalized terms used herein and all references to $ or Dollars shall have the same meaning as assigned to them in the Line of Credit Agreement.

(a) Principal Indebtedness. The entire Principal Indebtedness evidenced by this Note shall be due and payable on a date which shall be November 4, 2023 (i.e., 36 months from the Effective Date referred to in the Line of Credit Agreement) (the “Maturity Date”).

(b) Interest. Except as provided in clause (c) below, the Principal Indebtedness outstanding hereunder from time to time shall bear interest at the rate of eight (8%) percent per annum (the “Interest Rate”) from the Issuance Date until the entire Principal Indebtedness, all accrued and unpaid interest thereon, and all other amounts and indebtedness payable under this Note, are paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise. All accrued and unpaid interest shall be payable together with all outstanding Principal Indebtedness on the Maturity Date of this Note. All computations of interest shall be made on the basis of the actual number of days elapsed in a year of 360 days. For the purposes of the Interest Act (Canada) and disclosure under such Act, wherever any interest to be paid under this Agreement is to be calculated on the basis of any period of time that is less than a calendar year (a “deemed year”), such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest for the deemed year by the actual number of days in the calendar year in which the rate is to be ascertained and dividing it by the number of days in the deemed year.

Exhibit 1- 2

(c) Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, interest shall accrue on the outstanding Principal Indebtedness at the rate equal to fifteen (15%) percent per annum (the “Default Interest Rate”).

(d) Judgment Currency. (i) If, for the purpose of obtaining a judgment in any court, it is necessary to convert a sum due to the Line of Credit Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the Parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Line of Credit Lender may purchase the Original Currency with the Other Currency on the Business Day preceding the day on which the final judgment is given or, if permitted by Applicable Law, on the day on which the judgment is paid or satisfied. (ii) The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Line of Credit Lender under any of the Line of Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Line of Credit Lender of any sum adjudged to be so due in the Other Currency, the Line of Credit Lender may, in accordance with normal banking procedures, purchase the Original Currency with the Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Line of Credit Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Line of Credit Lender against any loss and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Line of Credit Lender in the Original Currency, the Line of Credit Lender shall remit such excess to the Borrower.

(e) Conversion. The Holder of this Note shall have the right and option at any time or from time to time to convert all or any portion of the outstanding Principal Amount of this Note and all accrued and unpaid interest hereon into Class B Common Shares of HollyWeed (the “Conversion Shares”) at a conversion price of twelve cents ($0.12) per share (the “Conversion Price”) and each such conversion is deemed an “Optional Conversion”. In addition, upon consummation of a HollyWeed IPO and listing of the HollyWeed Class B Common Shares on an Approved Securities Market, all and not less than all of the outstanding Principal Amount of this Note, together with all interest accrued hereon shall automatically and without any further action on the part of the Holder be converted into Conversion Shares or shares of common stock or common shares of any successor-in-interest to HollyWeed at the Conversion Price then in effect (a “Mandatory Conversion”). The Holder of this Note, shall effect an Optional Conversion upon issuance of a conversion notice in the form of Exhibit A annexed hereto. If the Holder shall timely elect to convert such conversion right, and if, for any reason, the Company shall not timely issue the applicable number of Conversion Shares to the Holder, in addition to any rights and remedies at law, the Holder shall have the absolute right to obtain specific performance of the obligations set forth in this paragraph from any court of competent jurisdiction in the United States or Canada. In the event of any forward or reverse split of the outstanding HollyWeed Common Shares, the Conversion Price then in effect shall be appropriately and equitably adjusted, as provided in Section (n) of this Note.

Exhibit 1- 3

(f) Events of Default. An Event of Default (as defined in the Line of Credit Agreement) shall, for all purposes, be deemed to be an Event of Default under this Note. Upon the occurrence and during the continuation of any Event of Default, at the Holder’s discretion, the Holder may exercise such rights and take the following actions to: (i) accelerate all Obligations owed by the Borrowers and declare all outstanding Obligations then owing by the Borrowers to be immediately due and payable; or (ii) exercise Holder’s rights with respect to the Collateral under the Security Agreement. No remedy conferred upon or reserved to the Holder under this Note shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Note, the Line of Credit Agreement, any other Transaction Document or now or hereafter existing at law or in equity or by statute or any other provision of law. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

(g) This Note is intended to be governed by the laws of the Province of British Columbia and subject to such venue or forum selection as set forth in the Line of Credit Agreement.

(h) It is agreed that time is of the essence in the performance of this Note. Upon the occurrence and during the continuation of an Event of Default under this Note that is not cured within the applicable cure period, if any, the Holder shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable.

(i) If this Note is placed in the hands of a lawyer or an attorney for collection, by suit or otherwise or to enforce its collection, the Borrower shall pay all reasonable costs of collection including reasonable outside lawyers’ and attorneys’ fees.

(j) The Borrowers hereby waive diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion. The Borrowers hereby further waive any rights to designate how payments will be applied, and acknowledge and agree that Holder shall have the right in its sole discretion to determine the order and method of the application of payments on this Note.

(k) The obligation of Borrowers to pay the applicable Obligations under this Note is absolute and unconditional, and there exists no Borrower right of set off, recoupment, counterclaim or defense of any nature whatsoever to payment of this Note.

(l) The obligations of each Borrower under this Note and the Line of Credit Agreement are secured by a Lien on all of the assets of each Borrower pursuant to a Security Agreement between the Line of Credit Lender, as secured party, and each Borrower, as debtors, in the form of an Exhibit to the Line of Credit Agreement (the “Security Agreement”).

Exhibit 1- 4

(m) All agreements between the Holder and the Borrowers are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum amount permissible under applicable law.

(n) Adjustments upon Certain Transactions.

(i) The Conversion Price and the number of Conversion Shares issuable upon conversion of this Note shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to any of its Common Shares solely in Common Shares, (ii) subdivides its outstanding Common Shares, or (iii) combines its outstanding Common Shares into a smaller number of shares. In such event, the number of Conversion Shares issuable upon conversion of this Note immediately prior to the record date of such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of this Note shall thereafter be entitled to receive the number of Conversion Shares that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Note been converted immediately prior to the happening of such event or any record date with respect hereto.

In addition, upon an adjustment pursuant to this subsection (n), the Conversion Price for each of the Conversion Shares payable upon exercise of this Note shall be adjusted (without rounding) so that it shall equal the product of the Conversion Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of Conversion Shares issuable upon the conversion of this Note immediately prior to such adjustment, and the denominator of which shall be the number of Conversion Shares so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = Conversion Shares underlying this Note before the adjustment

Ua = Conversion Shares underlying this Note after the adjustment

Pb = conversion price per share before the adjustment

Pa = conversion price per share after the adjustment

Ob = shares outstanding before the transaction in question

Oa = shares outstanding after the transaction in question

Ua = Ub x Oa / Ob

Pa = Pb x Ob / Oa

Exhibit 1- 5

(ii) If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to any of its Common Shares, (other than one covered by subsection (n)), then the Conversion Price to be in effect after the record date for such dividend or distribution shall be determined (without rounding) by multiplying (x) the Conversion Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Shares as of the last Business Day (or, if the Common Shares is then traded on a Recognized Securities Market (any one of the Nasdaq, the New York Stock Exchange, the NYSE:American Exchange, the OTC Markets (including the OTCQX platform), the Canadian Securities Exchange, the Toronto Stock Exchange, the TSX Venture Exchange or any other United States or foreign stock exchange that constitutes the principal securities exchange on which the Common Shares is then traded), the last trading day) before the ex-date less the Fair Market Value of the cash, securities (excluding Common Shares that is the same class of securities for which this Note would be exercisable immediately after such distribution or dividend taking into account the adjustments pursuant to this subsection (n)) or other property paid per share in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Shares as of the last Business Day (or, if the Common Shares is then traded on a Recognized Securities Market, the last trading day) before the ex-date. Upon any adjustment of the Conversion Price pursuant to subsection n(ii), the total number of Common Shares purchasable upon the conversion of this Note shall be such number of shares (calculated to the nearest thousandth) purchasable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Conversion Price in effect immediately before such adjustment and the denominator of which shall be the Conversion Price in effect immediately after such adjustment.

For avoidance of doubt, the adjustment contemplated by subsection (n)(ii) can be expressed by formula as follows:

Ub = Conversion Shares underlying this Note before the adjustment

Ua = Conversion Shares underlying this Note after the adjustment

Pb = conversion price per share before the adjustment

Pa = conversion price per share after the adjustment

M = Fair Market Value per share of Common Shares as of the last Business Day (or, if applicable, trading day) before ex-date

D = Fair Market Value of the dividend or distribution made per share of Common Shares

Ua = Ub x M / (M - D) Pa = Pb x (M - D) / Ms

For the purposes hereof, “Fair Market Value” means (x) in the case of Common Shares means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction for one share of such Common Shares, as determined by the Board in good faith, provided that if the Common Shares are then traded on a Recognized Securities Market, it shall mean the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions on the Recognized Securities Market on which the Common Shares are then traded; (y) in the case of cash, the amount thereof; and (z) in the case of other property, the amount which a willing buyer would pay a willing seller in an arm’s-length transaction for such property, as determined by the Board in good faith.

Exhibit 1- 6

(iii) If a publicly-announced tender offer or issuer bid made by the Company or any of its subsidiaries for all or any portion of the Common Shares shall expire and tendering holders of Common Shares is paid aggregate consideration having a Fair Market Value when paid which exceeds the aggregate Fair Market Value of the Common Shares acquired in such tender offer as of the last Business Day, or, if applicable, trading day before the date on which such tender offer is first publicly announced (such excess, the “Excess Tender Amount”), then the Conversion Price to be in effect after the tender offer expires shall be determined (without rounding) by multiplying (x) the Conversion Price in effect immediately prior to such adjustment by (y) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Shares as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share, and the denominator of which shall be the Fair Market Value per share of Common Shares as of the last Business Day, or, if applicable, trading day before the date on which such tender offer is first publicly announced. As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of Common Shares outstanding at expiration of the tender offer after giving pro forma effect to the purchase of shares in the tender offer. Upon any adjustment of the Conversion Price pursuant to this subsection (n)(iii), the total number of Conversion Shares purchasable upon the conversion of this Note shall be such number of Conversion Shares (calculated to the nearest thousandth) purchasable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Conversion Price in effect immediately before such adjustment and the denominator of which shall be the Conversion Price in effect immediately after such adjustment. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = Conversion Shares underlying this Note before the adjustment

Ua = Conversion Shares underlying this Note after the adjustment

Pb = conversion price per share before the adjustment

Pa = conversion price per share after the adjustment

M = Fair Market Value per share of Common Shares as of the last Business Day (or, if applicable, trading day) before the tender offer is announced

E = Excess Tender Amount (the aggregate premium paid in the tender offer)

Pr = Premium Per Pro Forma Share

Oa = Shares outstanding after giving effect to tender offer

Pr = E / Oa

Ua = Ub x M / (M - Pr) Pa = Pb x (M - Pr) / M

Exhibit 1- 7

(iv) If any consolidation, merger, amalgamation, arrangement or similar extraordinary transaction of the Company with another entity, or the sale of all or substantially all of its assets, or any recapitalization or reclassification of the Common Shares, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Conversion Shares shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of this Note shall thereafter have the right to purchase and receive on conversion of this Note, for an aggregate price equal to the aggregate Conversion Price for all of the Conversion Shares underlying this Note as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had converted this Note immediately before such transaction and been entitled to participate therein. In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Note (including, without limitation, the provisions of this subsection (n)) shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the conversion of this Note. The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder of this Note, executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver the cash, securities or property deliverable upon conversion of this Note. The Company shall notify the Holder of this Note of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to conversion of this Note in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Shares of the Company, the Holder of this Note shall be provided the same notice given to the holders of other Common Shares of the Company.

THE HOLDER AND THE BORROWERS IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR BORROWERS IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. THE BORROWERS EACH ACKNOWLEDGE THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

**************************

IN WITNESS WHEREOF, this Note has been executed by each of the Borrowers as of the day and year first set forth above.

HollyWeed North Cannabis, Inc.

By:
Name:
Title:

HollyiWeed Manufacturing & Extracts, Inc.,

By:
Name:
Title:

Exhibit 1- 8

Terracube International Inc.

By:
Name:
Title:

1114474 B.C. Ltd.

By:
Name:
Title:

Exhibit 1- 9

Exhibit A

NOTICE OF CONVERSION

To:	HOLLYWEED NORTH CANNABIS INC. (the “Corporation”)

The undersigned holder (the “Holder”) of the Convertible Secured Promissory Note issued by the Corporation, among others, to the undersigned on November ____, 2020 (the “Note”) hereby irrevocably elects to convert $__________ of the outstanding principal amount into Class B Common Shares of the Corporation pursuant to the terms of the Note at the Conversion Price and on the other terms specified in the Note. The capitalized terms used but not otherwise defined herein have the meanings given in the Note.

The Holder irrevocably directs that such Class B Common Shares and all the securities comprising such Class B Common Shares be issued in the name of the Holder and be delivered to the Holder at the address set out below:

5953 Mabel Rd,

Unit #138,
Las Vegas, NV 89110
United States
Attention: Israel Maxx Abramowitz

Dated the _____ day of _________, 20____

ORIGO BC HOLDINGS LTD.

By:

Authorized Signing Officer
Name:
Title:

Exhibit 1- 10

Exhibit 2

Security Agreement

Exhibit 2 - 1

Execution Copy

GENERAL SECURITY AGREEMENT

DATED for reference this 5th day of November, 2020

1. HOLLYWEED NORTH CANNABIS INC., HOLLYWEED MANUFACTURING & EXTRACTS INC., TERRACUBE INTERNATIONAL INC. AND 1114474 B.C. LTD. (collectively, the “Debtor”), having a chief executive office at 3974 Lexington Avenue, Victoria, BC V8N 3Z6 as continuing security for the repayment and the performance of each of the Obligations (as defined herein) grants to ORIGO BC HOLDINGS LTD. (“Origo”), and its participating lenders (together with Origo, the “Secured Party”) having offices at 5953 Mabel Rd, Unit #138, Las Vegas, NV 89110, United States, a continuing, specific and fixed assignment, transfer, mortgage, charge and security interest in all of the Debtor’s present and after-acquired personal property except any consumer goods, but specifically including all of the Debtors’ present and after-acquired Accounts, Money, Chattel Paper, Goods (other than consumer goods), Intangibles, Inventory, Documents of Title, Instruments, Securities, Investment Property, Crops and Licences, and all Proceeds therefrom.

2. Floating Charge. As continuing security for the repayment and the performance of each of the Obligations (as defined herein), the Debtor grants a floating charge to the Secured Party on all the Debtor’s interest in personal, real, immovable and leasehold property, including without limitation, all fixtures, crops and improvements, both present and future, other than such as are validly and effectively charged under Section 1 or excluded under Section 4.

3. Attachment. The Debtor acknowledges that value has been given. The security interests created hereby are intended to attach, as to all of the Collateral in which the Debtor has an interest, forthwith when the Debtor executes this Security Agreement, and, as to all Collateral in which the Debtor acquires any right or interest after the execution of this Security Agreement, when the Debtor acquires such right or interest.

4. Exceptions - Leases. The last day of any term reserved by any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Debtor is hereby excepted out of the security interests created hereby. The Debtor shall assign and dispose of such last day of any term reserved by any such lease in such manner as the Secured Party may from time to time direct in writing. Upon any sale, assignment, sublease or other disposition of such lease or agreement to lease, the Secured Party shall, for the purpose of vesting the aforesaid residue of any such term in any purchaser, assignee, sublessee or such other acquirer of the lease, agreement to lease or any interest therein, be entitled by deed or other written instrument to assign to such other person, the aforesaid residue of any such term in place of the Debtor and to vest the same freed and discharged from any obligation whatsoever respecting the same.

5. Where Consent Required. Nothing herein shall constitute an assignment or attempted assignment of any right, privilege, benefit, contract, permit, policy or other document or instrument which by the provisions thereof or by law is not assignable or which requires the consent of any third party to its assignment unless and until such consent is obtained or is waived by the third party. In each such case the Debtor shall, unless the Secured Party otherwise agrees in writing, forthwith obtain the consent of any necessary third party to its assignment hereby and for its further assignment by the Secured Party to any third party who may acquire same as a result of the Secured Party’s exercise of remedies after an Event of Default. Upon such consents being obtained or waived, this Security Agreement shall apply thereto without regard to this Section 5 and without the necessity of any further assurance to effect the assignment thereof.

Exhibit 2 - 2

6. Pending Consent. In any case to which Section 5 applies, unless and until consent to assignment is obtained as therein provided, the Debtor shall, to the extent it may do so by law or pursuant to the provisions of the document or interest therein referred to, hold all benefit to be derived therefrom in trust for the Secured Party as additional security for performance of the Obligations and shall deliver up all such benefit to the Secured Party forthwith upon demand by the Secured Party.

7. Collateral. The property, assets, rights and undertaking charged hereunder, including all of such Accessions, Accounts, Chattel Paper, Documents of Title, Goods, Instruments, Intangibles, Inventory, Money, Proceeds, Investment Property and Securities together with all increases, additions, improvements and accessions thereto, and all substitutions or any replacements thereof are, unless otherwise specified, herein referred to as the “Collateral”.

8. Defined Terms. Unless the context otherwise requires or unless otherwise specified, all the terms used herein with or without initial capitals which are defined in the Personal Property Security Act (British Columbia) or the regulations thereunder, as they may be amended, restated or replaced by successor legislation of comparable effect (collectively, the “PPSA”), have the same meaning herein as in the PPSA.

9. Obligations Secured. The Collateral constitutes and will constitute continuing security for all present and future obligations (collectively, the “Obligations”) of the Debtor to the Secured Party.

10. Change of Name. The Debtor agrees not to change its name or any name under which it carries on business without giving to the Secured Party 20 day’s prior written notice of the change.

11. Disclosure. The Debtor agrees to deliver to the Secured Party upon request such information concerning the Collateral, the Debtor and the Debtor’s business and affairs as the Secured Party may request.

12. Proceeds in Trust. The Debtor will and shall be deemed to hold all Proceeds in trust, separate and apart from other Money, Instruments or property, for the benefit of the Secured Party until all amounts owing by the Debtor to the Secured Party have been paid in full.

13. Collection of Accounts. After default under this Security Agreement, the Secured Party may notify and direct any party (“Account Customer”) obligated to pay under any Account, Chattel paper or Instrument constituting Collateral to make all payments whatever to the Secured Party. The Secured Party may hold all amounts acquired from any Account Customers and any Proceeds as part of the Collateral. Any payments received by the Debtor whether before or after notification to Account Customers, shall be held by the Debtor in trust for the Secured Party in the same medium in which received, shall not be commingled with any assets of the Debtor and shall be turned over to the Secured Party not later than the next business day following the day of their receipt.

Exhibit 2 - 3

14. Default. The Debtor shall be in default under this Security Agreement upon the occurrence of any of the following events (“Events of Default”):

(a)	Performance of Obligations. The Debtor defaults in the payment or performance of any of the Obligations;

(b)	Breach of Agreement. The Debtor breaches any term, provision, warranty, representation or covenant under this Security Agreement, the Line of Credit Agreement of even date between the Debtor and the Secured Party, among others (the “Line of Credit Agreement”), the Converitible Secured Promissory Note of even date between the Debtor and the Secured Party, among others (the “Promissory Note”) or the Warrant as defined in the Line of Credit Note;

(c)	Guarantor or Indemnitor Default. Any person who from time to time guarantees, assumes or otherwise becomes liable for the Obligations or who covenants and agrees to indemnify the Secured Party for any loss, costs or damages as a result of the Debtor’s failure to perform the Obligations (the “Guarantor/Indemnitor”), commits a breach of, or fails to observe or perform, any covenant, representation or warranty in favour of the Secured Party;

(d)	Cease to Carry on Business. The Debtor or Guarantor/Indemnitor ceases or threatens to cease to carry on business;

(e)	Bankruptcy, Insolvency. The dissolution, termination of existence, insolvency, bankruptcy or business failure of the Debtor or Guarantor/Indemnitor, or upon the appointment of a receiver, receiver-manager or receiver and manager of any part of the property of the Debtor or Guarantor/Indemnitor, or the commencement by or against the Debtor or Guarantor/Indemnitor of any proceeding under any bankruptcy, arrangement, reorganization, dissolution, liquidation, insolvency or similar law for the relief of or otherwise affecting creditors of the Debtor or Guarantor/Indemnitor, or by or against any guarantor or surety for the Debtor or Guarantor/ Indemnitor, or upon the issue of any writ of execution, warrant, attachment, sequestration, levy, third party demand, notice of intention to enforce security or garnishment or similar process against the Debtor, Guarantor/Indemnitor or any part of the Collateral;

(f)	Dissolution, Winding Up. The institution by or against the Debtor or
Guarantor/Indemnitor of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of the Debtor or Guarantor/Indemnitor;

(g)	Enforcement of Charge Against Collateral. If any right of distress is levied or is threatened to be levied against the Collateral or if any encumbrance affecting the Collateral becomes enforceable against the Collateral or any part thereof and such distress or encumbrance is not remedied within 14 days;

Exhibit 2 - 4

(h)	Transfer of Collateral. Any Collateral is transferred or sold without the Secured Party’s prior written consent;

(i)	Destruction of Collateral. Any material portion of the Collateral is damaged or destroyed; and

(j)	Other Default. Either Debtor or any Guarantor/Indemnitor defaults under any agreement with respect to any indebtedness or other obligation to any person other than the Secured Party, if such default has resulted in, or may result, with notice or lapse of time or both, in, the acceleration of any such indebtedness or obligation or the right of such person to realize upon any Collateral.

15. Crystallization. The floating charge created by Section 2 shall become a fixed charge as soon as:

(a)	the Secured Party gives notice to that effect to the Debtor;

(b)	the Secured Party takes any step to accelerate or demand payment of the Obligations, or gives notice of its intention or takes any steps to enforce its security; or

(c)	an Event of Default described in Subsection 14 (e) or (g) occurs in respect of the Debtor.

16. Secured Party’s Remedies on Default. Upon the occurrence of an Event of Default all of the Obligations shall become immediately due and payable without notice to the Debtor, and the Secured Party may, at its option, proceed to enforce payment of same and to exercise any or all of the rights and remedies contained herein, including, without limitation, the signification and collection of any debts, accounts, claims or monies owed to the Debtor or otherwise afforded by law, in equity or otherwise. The Secured Party shall have the right to enforce one or more remedies successively or concurrently in accordance with applicable law and the Secured Party expressly retains all rights and remedies not inconsistent with the provisions herein including all the rights it may have under the PPSA, and, without restricting the generality of the foregoing, the Secured Party may upon such Event of Default:

(a)	Appointment of Receiver. Appoint by instrument in writing a receiver, receiver-manager or receiver and manager (herein a “Receiver”) of the Debtor and of all or any part of the Collateral and remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver. Any Receiver appointed by the Secured Party so far as concerns responsibility for its acts shall be deemed the agent of the Debtor and not of the Secured Party. Where the Secured Party is referred to in this Section the reference includes, where the context permits, any Receiver so appointed and the officers, employees, servants or agents of such Receiver;

(b)	Enter and Repossess. Immediately and without notice enter the Debtor’s premises and repossess, disable or remove the Collateral and the Debtor hereby grants to the Secured Party a licence to occupy any premises of the Debtor for the purpose of storage of the Collateral;

Exhibit 2 - 5

(c)	Retain the Collateral. Retain and administer the Collateral in the Secured Party’s sole and unfettered discretion, which the Debtor hereby acknowledges is commercially reasonable;

(d)	Dispose of the Collateral. Dispose of any Collateral by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are hereby waived by the Debtor. The Secured Party may, at its discretion establish the terms of such disposition, including, without limitation, terms and conditions as to credit, upset, reserve bid or price. The Secured Party may also lease the Collateral on such terms as it deems appropriate. The payments for Collateral, whether on a disposition or lease, may be deferred. All payments made pursuant to such dispositions shall be credited against the Obligations only as they are actually received. The Secured Party may buy in, rescind or vary any contract for the disposition of any Collateral and may dispose of any Collateral again without being answerable for any loss occasioned thereby. Any such disposition may take place whether or not the Secured Party has taken possession of the Collateral;

(e)	Foreclose. Foreclose upon the Collateral in satisfaction of the Obligations. The Secured Party may designate any part of the Obligations to be satisfied by the foreclosure of particular Collateral which the Secured Party considers to have a net realizable value approximating the amount of the designated part of the Obligations, in which case only the designated part of the Obligations shall be deemed to be satisfied by the foreclosure of the particular Collateral;

(f)	Carry on Business. Carry on or concur in the carrying on of all or any part of the business of the Debtor and may, in any event, to the exclusion of all others, including the Debtor, enter upon, occupy and use all premises of or occupied or used by the Debtor and use any of the personal property (which shall include fixtures) of the Debtor for such time and such purposes as the Secured Party sees fit. The Secured Party shall not be liable to the Debtor for any neglect in so doing or in respect of any rent, costs, charges, depreciation or damages in connection therewith;

(g)	Payment of Encumbrances. Pay any Encumbrance that may exist or be threatened against the Collateral. In any such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the Obligations secured by this Security Agreement;

(h)	Payment of Deficiency. If the Proceeds of realization are insufficient to pay all monetary Obligations, the Debtor shall forthwith pay or cause to be paid to the Secured Party any deficiency and the Secured Party may sue the Debtor to collect the amount of such deficiency; and

(i)	Dealing with Collateral. Subject to applicable law seize, collect, realize, borrow money on the security of, release to third parties, sell (by way of public or private sale), lease or otherwise deal with the Collateral in such manner, upon such terms and conditions, at such time or times and place or places and for such consideration as may seem to the Secured Party advisable and without notice to the Debtor. The Secured Party may charge on its own behalf and pay to others sums for expenses incurred and for services rendered (expressly including legal services, consulting, receivers and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Collateral and may add such sums to the Obligations secured by this Security Agreement.

Exhibit 2 - 6

17. Secured Party Not Liable for Failure to Exercise Remedies. The Secured Party shall not be liable or accountable for any failure to exercise any of its remedies.

18. Allocation of Proceeds. All monies collected or received by the Secured Party in respect of the Collateral may be held by the Secured Party and may be applied on account of such parts of the Obligations at the sole discretion of the Secured Party.

19. Extension of Time. The Secured Party may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release the Collateral to third parties and otherwise deal with the Debtor’s guarantors or sureties and others and with the Collateral and other securities as the Secured Party may see fit without prejudice to the Obligations, or the Secured Party’s rights, remedies and powers under this Security Agreement. No extension of time, forbearance, indulgence or other accommodation now, heretofore or hereafter given by the Secured Party to the Debtor shall operate as a waiver, alteration or amendment of the rights of the Secured Party or otherwise preclude the Secured Party from enforcing such rights.

20. Effect of Appointment of Receiver. As soon as the Secured Party takes possession of any Collateral or appoints a receiver (the “Receiver”), all powers, functions, rights and privileges of the directors and officers of the Debtor with respect to that Collateral shall cease, unless specifically continued by the written consent of the Secured Party or the Receiver.

21. Limitation of Liability. The Secured Party shall not be liable by reason of any entry into or taking possession of any of the Collateral hereby charged or intended so to be or any part thereof, to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or any act or omission for which a secured party in possession might be liable.

22. Release by Debtor. The Debtor hereby releases and discharges the Secured Party and the Receiver from every claim of every nature which may arise or be caused to the Debtor or any person claiming through or under the Debtor by reason or as a result of anything done by the Secured Party or any successor or assign claiming through or under the Secured Party or the Receiver under the provisions of this Security Agreement unless such claim be the result of dishonesty or gross neglect.

Exhibit 2 - 7

23. Costs. The Debtor will reimburse the Secured Party on demand for all interest, commissions, costs of realization and other costs and expenses (including the full amount of all legal fees and expenses paid by the Secured Party) incurred by the Secured Party or any Receiver in connection with the perpetual registration of any financing statement registered in connection with the security interests hereby created, the preparation, execution, perfection, protection, enforcement of and advice with respect to this Security Agreement, the realization, disposition of, retention, protection, insuring or collection of any Collateral, the protection or enforcement of the rights, remedies and powers of the Secured Party or any Receiver, any costs incurred in complying with control orders and clean-up orders or liabilities to third parties arising out of the Debtor’s activities or while enforcing the Secured Party’s security, and the inspection of, and investigation of title to, the Collateral. All amounts for which the Debtor is required hereunder to reimburse the Secured Party or any Receiver shall, from the date of disbursement until the date the Secured Party or the Receiver receives reimbursement, bear interest at the highest rate per annum charged by the Secured Party on any of the Obligations.

24. Security in Addition and not in Substitution, Remedies Cumulative. The rights, remedies and powers conferred by this Security Agreement are in addition to, and not in substitution for, any other rights, remedies or powers the Secured Party may have under this Security Agreement, at law, in equity or by or under the PPSA or any other statute.

25. Statutory Waivers. To the fullest extent permitted by law, the Debtor waives all of the rights, benefits and protection given by the provisions of any existing or future statute which imposes limitations upon the rights, remedies or powers of the Secured Party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

26. Further Assurances. The Debtor shall at all times, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, transfers, assignments, security agreements and assurances as the Secured Party may reasonably require in order to give effect to the provisions hereof and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting the security interests hereby created and the priority accorded to them by law or under this Security Agreement.

27. Acknowledgement. The Debtor hereby acknowledges receiving a copy of this Security Agreement.

28. Entire Agreement. This Security Agreement constitute the entire agreement between the Debtor and the Secured Party in respect of the subject matter hereof and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof. Any amendment of this Security Agreement shall not be binding unless in writing and signed by the Secured Party and the Debtor.

29. Severability. Any provision of this Security Agreement prohibited by law or otherwise ineffective shall be ineffective only to the extent of such prohibition or ineffectiveness and shall be severable without invalidating or otherwise affecting the remaining provisions hereof.

Exhibit 2 - 8

30. Joint and Several Liability. If more than one person executes this Security Agreement, their obligations hereunder shall be joint and several.

31. Included Words. Wherever the singular or the masculine are used herein, the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

32. Time is of the Essence. Time shall in all aspects be of the essence in this Security Agreement and no exception or variation of this Security Agreement or any Obligation hereunder shall operate as a waiver of this provision.

33. Governing Law and Attornment. This Security Agreement shall be construed and enforceable under and in accordance with the laws of British Columbia.

34. Successors and Assigns. This Security Agreement shall be binding on the Debtor, and the Debtor’s successors and assigns and enure to the benefit of the Secured Party and the successors and assigns of the Secured Party.

35. Consent and Waiver. The Debtor consents to the Secured Party filing such financing statements with respect to this Security Agreement in such jurisdictions as the Secured Party deems appropriate or advisable, and the Debtor waives all rights to receive from Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.

[signature page follows]

Exhibit 2 - 9

IN WITNESS WHEREOF the Debtor has executed this Security Agreement on the 5th day of November, 2020.

HOLLYWEED NORTH CANNABIS INC. by its authorized signatory:

Name:	Renee Gagnon
Title:	President & Director

HOLLYWEED MANUFACTURING & EXTRACTS INC. by its authorized signatory:

Name:	Renee Gagnon
Title:	Director

TERRACUBE INTERNATIONAL, INC. by its authorized signatory:

Name:	Renee Gagnon
Title:	President & Director

1114474 B.C. LTD. by its authorized signatory:

Name:	Renee Gagnon
Title:	President & Director

Exhibit 2 - 10

Exhibit 3

Warrant

Exhibit 3 - 1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. Securities Act AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

WARRANT TO PURCHASE COMMON SHARES
OF HOLLYWEED NORTH CANNABIS INC.

Effective Date: As of November 5, 2020

This certifies that ORIGO HOLDINGS, INC., a Delaware limited liability company (“Origo”), or registered assigns, is the registered holder of the Warrant (this “Warrant”) represented by this Warrant Certificate (this “Warrant Certificate”), which entitles Origo or any subsequent holder of this Warrant (each a “Holder”), subject to the provisions contained herein, to purchase from HOLLYWEED NORTH CANNABIS INC., a corporation organized under the laws of British Columbia (the “Company”), such number of the Class A common shares of the Company (the “Common Shares”), as set forth in Section 2.1 herein, subject to adjustment upon the occurrence of certain events specified herein, at the Exercise Price (as defined below), subject to adjustment upon the occurrence of certain events specified herein.

1.	DEFINITIONS.

As used in this Warrant, the following terms shall have the following meanings:

BCBCA: the Business Corporations Act (British Columbia).

Board: the board of directors of the Company.

Business Day: any day that is not a day on which banking institutions are authorized or required to be closed in the jurisdiction in which the principal office of the Company is located.

Exhibit 3 - 2

Cashless Exercise: the meaning set forth in Clause (1) of Section 2.4.

CDN, Dollars or $: means Canadian dollars.

Common Shares: the voting Class A Common Shares of the Company.

Company: HollyWeed North Cannabis Inc., a corporation organized under the laws of British Columbia, Canada.

Company Formation Documents: the Amended and Restated Articles of Incorporation of the Company, dated May 27, 2019, as filed under the BCBCA, as the same may be amended from time to time.

Effective Exercise Date: the meaning set forth in Section 4.

Effective Issuance Price: the meaning set forth in Section 4.5.

Excess Tender Amount: the meaning set forth in Section 4.3.

Exchange Act: the Securities Exchange Act of 1934, as amended.

ex-date: when used with respect to any issuance or distribution, means the first Business Day after the record date, provided that if the Common Shares are then traded on a Recognized Securities Market (for the avoidance of doubt, for purposes of this Warrant and any related agreements, including Nasdaq) it shall mean the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the Fair Market Value was obtained without the right to receive such issuance or distribution.

Exercise Date: the meaning set forth in Section 2.2.

Exercise Price: subject to the adjustment provisions set forth in this Warrant, shall mean CDN twelve cents (CDN$0.12) per share, subject to the adjustment provisions hereinafter set forth.

Expiration Date: the meaning set forth in Section 2.3.

Fair Market Value:

(i) In the case of Common Shares means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction for one share of such Common Shares, as determined by the Board in good faith, provided that if the Common Shares are then traded on a Recognized Securities Market, it shall mean the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions on the Recognized Securities Market on which the Common Shares are then traded.

(ii) In the case of cash, the amount thereof.

Exhibit 3 - 3

(iii) In the case of other property, the amount which a willing buyer would pay a willing seller in an arm’s-length transaction for such property, as determined by the Board in good faith.

Holder: from time to time, the holder(s) of this Warrant.

Line of Credit Note: the CDN$6,675,000 secured convertible promissory note of the Company and its subsidiaries issued to Origo.

Nasdaq: the Nasdaq Stock Exchange, including the Nasdaq Capital Market.

Person: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Premium Per Pro Forma Share: the meaning set forth in Section 4.3.

Recognized Securities Market. any one of the Nasdaq, the New York Stock Exchange, the NYSE:American Exchange, the OTC Markets (including the OTCQX platform), the Canadian Securities Exchange, the Toronto Stock Exchange, the TSX Venture Exchange or any other United States or foreign stock exchange that constitutes the principal securities exchange on which the Common Shares is then traded.

Registration Statement: a registration statement on Form F-1 (or other applicable form for registering securities under the Securities Act) as filed by the Company with the SEC in connection with an initial public offering of the Common Shares in the United States.

Registrable Securities: means the Common Shares issuable under this Warrant as well as any Common Shares issuable upon conversion of the Line of Credit Note. Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by Origo or they are sold to other Persons) until (i) they are sold outside of the United States in accordance with any applicable Canadian securities laws, (ii) pursuant to an effective registration statement under the Securities Act or (iii) they shall have otherwise been transferred (including pursuant to Rule 144 under the Securities Act) and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the holder thereof shall exist.

Reorganization Event: the meaning set forth in Section 4.4.

Rights to Purchase Securities: means options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Common Shares that are convertible or exchangeable (whether presently convertible or exchangeable or not) into or exercisable (whether presently exercisable or not) for Voting Securities but, for the avoidance of doubt, not including a shareholders rights plan.

Securities Act: the United States Securities Act of 1933, as amended.

Transfer: the meaning set forth in Section 2.5.

Exhibit 3 - 4

Voting Securities: means the Common Shares and any other securities of the Company having power generally to vote in the election of members of the Board.

Warrant Shares: means the Common Shares issuable or issued upon the exercise of this Warrant, consisting of seventy million, three hundred eleven thousand, seven hundred and fifty five (70,311,755) Common Shares, subject to adjustment as provided herein.

2	EXERCISE PRICE; EXERCISE OF WARRANT AND EXPIRATION OF WARRANT.

2.1. Exercise Price. Subject to the terms of this Warrant, including all of the adjustment provisions hereof, the Holder hereof shall be entitled upon exercise of this Warrant to purchase all or any portion of the Warrant Shares upon exercise the Warrant made on or prior to the date of exercise hereof, at the Exercise Price then in effect.

2.2. Exercise of Warrant. This Warrant shall be exercisable in whole or in part from time to time on any Business Day (each, an “Exercise Date”) beginning on November 5, 2020 and ending on the Expiration Date (the “Exercise Period”), in the manner provided for herein.

2.3. Expiration of Warrants. This Warrant shall expire and the rights of the Holder of this Warrant to purchase Warrant Shares shall terminate at the close of business on November 5, 2025 (the “Expiration Date”).

2.4. Method of Exercise; Payment of Exercise Price. In order to exercise this Warrant, the Holder hereof must surrender this Warrant to the Company, with the form on the reverse of or attached to this Warrant duly executed. With respect to payment of the Exercise Price, the Holder shall have two options:

(1) having the Company withhold, from the total number of Warrant Shares that would otherwise be delivered to the Holder upon such exercise at the Exercise Price, that lower number of Warrant Shares issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the last Business Day prior to such exercise equal to the in-the-money value of such Warrant Shares based upon the Exercise Price then in effect (a “Cashless Exercise”), or

(2) payment in full of the Exercise Price then in effect for the number of Warrant Shares as to which this Warrant is submitted for exercise.

To the Extent that the Holder shall elect to exercise this Warrant through a Cashless Exercise, the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing the product of (A-B) and (X) by (A), where:

(A)=	the closing price of the Common Shares on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B)=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Exhibit 3 - 5

To the extent there is a difference in the currency of the closing price of the Common Shares and the Exercise Price, herein, the closing price of the Common Shares shall be converted into CDN using the Daily Exchange Rate of the Bank of Canada on the day prior to the applicable Trading Day.

Any such payment of the Exercise Price pursuant to clause (2) above shall be payable in cash or other same-day funds. Upon the surrender of this Warrant following one or more partial exercises, unless this Warrant has expired, a new Warrant of the same tenor representing the number of shares of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, shall promptly be issued and delivered to the Holder.

Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall instruct its transfer agent to transfer to the Holder of such Warrant appropriate evidence of ownership of any shares of Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.7. Upon payment of the Exercise Price therefor, a Holder shall be deemed to own and have all of the rights associated with any Warrant Shares or other securities or property (including money) to which it is entitled pursuant to this Warrant upon the surrender of this Warrant in accordance herewith. If the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Company.

2.5. Compliance with the Securities Laws.

(a) This Warrant may not be exercised (and the Company shall be under no obligation to process any exercise), and no Warrant Shares may be sold, transferred pledged, hypothecated, or otherwise disposed of (any such sale, transfer or other disposition, a “Transfer”), except in compliance with this Section 2.5.

(b) A Holder may exercise this Warrant and may Transfer this Warrant or any and all of his or its Warrant Shares to either (i) a transferee that is an “accredited investor” or a “qualified institutional buyer,” as such terms are defined in applicable Canadian securities laws, Regulation D and Rule 144A under the Securities Act, respectively, or (ii) any transferee, if the Warrant Shares have been registered for resale under the Securities Act and qualified or exempt for sale under applicable Canadian securities laws.

Exhibit 3 - 6

(c) In addition to the foregoing, a Holder may exercise this Warrant and may Transfer this Warrant or his or its Warrant Shares in accordance with Regulation S under the Securities Act or in any transaction that is registered under the Securities Act.

3.	LEGENDS, REGISTRATION AND BOARD RIGHTS.

3.1. Legends. Subject to Section 3.2, each certificate, instrument, or book entry representing (i) the Class A Common Shares, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any share split, share dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 4) be notated with a legend, and no other legend, substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. Securities Act”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. Securities Act AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. Securities Act PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. Securities Act OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

3.2. Registration. If at any time the Company registers or intends to register under the Securities Act, or qualify for distribution in Canada under applicable Canadian securities laws, any Common Shares, Rights to Purchase Securities or any other securities convertible, exchangeable or exercisable for Common Shares or other Voting Securities on a registration statement under the Securities Act or a prospectus under applicable Canadian securities laws, or grants any demand or piggyback registration rights to any other holder of Common Shares, Rights to Purchase Securities or any other securities convertible, exchangeable or exercisable for Common Shares or shares of Voting Securities, the Company shall offer to the Holder of this Warrant to register the Warrant Shares of such Holder on no less favorable terms and conditions and/or enter into an agreement on customary terms and conditions with the Holder of this Warrant granting to such Holder pari passu registration rights with respect to the Registrable Securities of such Holder, as applicable. Notwithstanding the foregoing, the provisions of this Section 3.1 shall not apply to an initial public offering of Common Shares or other securities of the Company, unless that Company shall also register for resale in such initial public offering Common Shares owned by other shareholders.

Exhibit 3 - 7

3.3. Board Rights. For so long as any of the Warrants are outstanding or that Origo or any other initial Holder of Warrants owns ten percent (10%) or more of the outstanding Common Shares, Origo shall have the right to appoint 40% of the members of the board of directors of the Company.

4.	ADJUSTMENTS.

4.1. Adjustments upon Certain Transactions.

(a) The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to any of its Common Shares solely in Common Shares, (ii) subdivides its outstanding Common Shares, or (iii) combines its outstanding Common Shares into a smaller number of shares. In such event, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the record date of such dividend or distribution or the effective date of such subdivision or combination (the “Effective Exercise Date”) shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive the number of Warrant Shares that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect hereto.

In addition, upon an adjustment pursuant to this Section 4.1, the Exercise Price for each of the Warrant Shares payable upon exercise of this Warrant shall be adjusted (without rounding) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so issuable immediately thereafter. Such adjustment shall become effective immediately after the Effective Exercise Date of such event retroactive to the record date, if any, for such event.

(b) For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = Warrant Shares underlying this Warrant before the adjustment

Ua = Warrant Shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

Ob = shares outstanding before the transaction in question

Oa = shares outstanding after the transaction in question

Ua = Ub x Oa / Ob

Pa = Pb x Ob / Oa

Exhibit 3 - 8

4.2. Dividends and Distributions.

(a) If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to any of its Common Shares, (other than one covered by Section 4.1), then the Exercise Price to be in effect after the record date for such dividend or distribution shall be determined (without rounding) by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Shares as of the last Business Day (or, if the Common Shares is then traded on a Recognized Securities Market, the last trading day) before the ex-date less the Fair Market Value of the cash, securities (excluding Common Shares that is the same class of securities for which this Warrant would be exercisable immediately after such distribution or dividend taking into account the adjustments pursuant to this Article 4) or other property paid per share in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Shares as of the last Business Day (or, if the Common Shares is then traded on a Recognized Securities Market, the last trading day) before the ex-date. Upon any adjustment of the Exercise Price pursuant to Section 4.2(a), the total number of Common Shares purchasable upon the exercise of this Warrant shall be such number of shares (calculated to the nearest thousandth) purchasable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

(b) For avoidance of doubt, the adjustment contemplated by Section 4.2(a)(2) can be expressed by formula as follows:

Ub = Warrant Shares underlying this Warrant before the adjustment

Ua = Warrant Shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

M = Fair Market Value per share of Common Shares as of the last Business Day (or, if applicable, trading day) before ex-date

D = Fair Market Value of the dividend or distribution made per share of Common Shares

Ua = Ub x M / (M - D) Pa = Pb x (M - D) / M

4.3. Tender Offers. If a publicly-announced tender offer or issuer bid made by the Company or any of its subsidiaries for all or any portion of the Common Shares shall expire and tendering holders of Common Shares are paid aggregate consideration having a Fair Market Value when paid which exceeds the aggregate Fair Market Value of the Common Shares acquired in such tender offer as of the last Business Day, or, if applicable, trading day before the date on which such tender offer is first publicly announced (such excess, the “Excess Tender Amount”), then the Exercise Price to be in effect after the tender offer expires shall be determined (without rounding) by multiplying (x) the Exercise Price in effect immediately prior to such adjustment by (y) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Shares as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share, and the denominator of which shall be the Fair Market Value per share of Common Shares as of the last Business Day, or, if applicable, trading day before the date on which such tender offer is first publicly announced. As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of Common Shares outstanding at expiration of the tender offer after giving pro forma effect to the purchase of shares in the tender offer. Upon any adjustment of the Exercise Price pursuant to this Section 4.3, the total number of Warrant Shares purchasable upon the exercise of this Warrant shall be such number of Warrant Shares (calculated to the nearest thousandth) purchasable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = Warrant Shares underlying this Warrant before the adjustment

Ua = Warrant Shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

M = Fair Market Value per share of Common Shares as of the last Business Day (or, if applicable, trading day) before the tender offer is announced

E = Excess Tender Amount (the aggregate premium paid in the tender offer)

Pr = Premium Per Pro Forma Share Oa = Shares outstanding after giving effect to tender offer

Pr = E / Oa

Ua = Ub x M / (M - Pr) Pa = Pb x (M - Pr) / M

Exhibit 3 - 9

4.4. Consolidation, Merger or Sale. If any consolidation, merger, amalgamation, arrangement or similar extraordinary transaction of the Company with another entity, or the sale of all or substantially all of its assets, or any recapitalization or reclassification of the Common Shares, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Warrant Shares shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of this Warrant shall thereafter have the right to purchase and receive on exercise of this Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the Warrant Shares underlying this Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised this Warrant immediately before such transaction and been entitled to participate therein. In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Warrant (including, without limitation, the provisions of this Article 4) shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder of this Warrant, executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver the cash, securities or property deliverable upon exercise of this Warrant. The Company shall notify the Holder of this Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise this Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Shares of the Company, the Holder of this Warrant shall be provided the same notice given to the holders of other Common Shares of the Company.

Exhibit 3 - 10

4.5. Full-Ratchet Adjustment for Lower Revaluations. In the case of (a) any issuance of Common Shares, rights or options to acquire Common Shares or securities convertible or exchangeable into, or exercisable for Common Shares (other than Common Shares underlying rights or options to acquire Common Shares or securities convertible or exchangeable into Common Shares, in each case that are issued and outstanding on the date hereof or that are issued to directors, officers or employees of the Company pursuant to the terms of a stock option plan that is in existence as of the date hereof), or (b) the amendment to or change in the exercise, conversion or exchange price of such securities, in each case for an Effective Issuance Price that is lower than the Exercise Price (in each case, other than issuances, amendments or changes covered by Section 4.1, 4.2, 4.3 or 4.4), the Exercise Price for this Warrant shall be further reduced to an amount equal to the Effective Issuance Price.

As used herein, the “Effective Issuance Price” shall be:

(i) with respect to Common Shares issued for cash the per share amount of the net cash proceeds received by the Company for such Common Shares;

(ii) with respect to Common Shares issued for other consideration, the Fair Market Value of the net consideration calculated on a per share basis;

(iii) with respect to any option, warrant or other right to acquire Common Shares, whether direct or indirect and whether or not conditional or contingent, the sum of (a) the Fair Market Value of the aggregate consideration, if any, received by the Company for the issuance of such option, warrant or right divided by the number of Common Shares into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the exercise price to the extent paid in cash and per share Fair Market Value of the exercise price if paid in other consideration; and

(iv) with respect to securities convertible or exchangeable into Common Shares, the net consideration per security paid for such securities (to the extent paid in cash) or the net Fair Market Value of the consideration per security paid for such securities if the price for such securities is paid in other consideration, as of the date of their issuance divided by the number of Common Shares for which such securities are convertible or exchangeable.

For the avoidance of doubt, the Exercise Price of this Warrant shall in no event be increased pursuant to this Section 4.5.

4.6. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Shares, as determined by the Company’s Chief Executive Officer, Chief Financial Officer or Board, on the Business Day or, if applicable, trading day immediately prior to the date of exercise.

Exhibit 3 - 11

4.7. Notice of Adjustment. Prior to the consummation of any transaction, action or other event that would trigger an adjustment (or right to adjustment) under this Section 4, the Company shall mail to the Holder by first class mail, postage prepaid, no later than ten (10) Business Days prior to such consummation notice of such transaction, action or other event, along with reasonable details with respect thereto. Whenever the number of Common Shares or other stock or property issuable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments and shall deliver a certificate of a firm of independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the number of Common Shares or other stock or property issuable upon the exercise of this Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

5.	WARRANT TRANSFER BOOKS.

The Company shall cause to be kept at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of this Warrant Certificate and of transfers or exchanges of this Warrant Certificate as herein provided.

At the option of the Holder, this Warrant Certificate may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever this Warrant Certificate is so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder making the exchange is entitled to receive.

All Warrant Certificates issued upon any registration of transfer or exchange of this Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits, as the Warrant Certificate surrendered for such registration of transfer or exchange.

If this Warrant Certificate is surrendered for registration of transfer or exchange it shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof or his attorney duly authorized in writing.

No service charge shall be made to the Holder for any registration of transfer or exchange of this Warrant Certificate. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Warrant Certificate.

The Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when this Warrant Certificate shall have been so endorsed, the Holder hereof may be treated by the Company and all other persons dealing therewith as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company, any notice to the contrary notwithstanding; but until such transfer on such register, the Company shall treat the registered Holder hereof as the owner for all purposes. No such transfer shall be registered until the Company has been supplied with the aforementioned instruments of transfer and any other such documentation as the Company may reasonably require.

Exhibit 3 - 12

6.	WARRANT HOLDER.

6.1. Right of Action. All rights of action in respect of this Warrant are vested in the Holder hereof, and the Holder, without the consent of the Company, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange this Warrant in the manner provided herein or any other obligation of the Company under this Warrant.

7.	REPRESENTATIONS AND COVENANTS.

7.1. Reservation of Common Shares for Issuance on Exercise of Warrant. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Shares, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of Common Shares as shall then be issuable upon the exercise of all Warrant Shares issuable hereunder plus such number of Common Shares as shall then be issuable upon the exercise of other outstanding warrants, options and rights (whether or not vested), the settlement of any forward sale, swap or other derivative contract, and the conversion of all outstanding convertible securities or other instruments convertible into Common Shares or rights to acquire Common Shares. The Company covenants that all Warrant Shares and other Common Shares which shall be issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

7.2. Notice of Dividends. At any time when the Company declares any dividend on its Common Shares, it shall give notice to the Holder of this Warrant of any such declaration not less than 15 days prior to the related record date for payment of the dividend so declared.

7.3. Capitalization. The Company represents and warrants to the Holder that as of the date hereof, the Company has 83,130,498 Common Shares outstanding and on a fully diluted basis, before giving effect to this Warrant or the Common Shares issuable on conversion of the Line of Credit Note, the Company has 89,787,688 Common Shares on a fully diluted basis. To the extent that this representation is not true as of the date hereof and there are more Common Shares outstanding then set out above (actual or on a diluted basis), the number of Warrant Shares shall be increased such that the Warrant would exercise into 44% of the Common Shares on a diluted as were then outstanding as of the date hereof. For greater certainty, should there be fewer Common Shares outstanding than as set out in this representation, no adjustment shall be made to the number of Warrant Shares issuable on exercise of the Warrant.

8.	MISCELLANEOUS.

8.1. Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of this Warrant or in respect of the issuance or delivery by the Company of any securities upon exercise of this Warrant with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Shares or other securities underlying this Warrant or payment of cash to any Person other than the Holder of this Warrant Certificate surrendered upon the exercise or purchase of this Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate to pay any cash until such tax or charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due. The Company and the Holder agree that the issuance and exercise of this Warrant is a capital transaction and not a compensatory transaction, and any Holder who is not a U.S. person for U.S. federal income tax purposes hereby represents that the Warrant Shares would, if owned by such Holder, be capital assets in its hands for U.S. Federal income tax purposes.

Exhibit 3 - 13

8.2. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchase shall, if surrendered to the Company, be promptly cancelled and destroyed and shall not be reissued by the Company.

8.3. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) a mutilated Warrant Certificate is surrendered to the Company or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of the Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for such mutilated Warrant Certificate or in lieu of such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of shares of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised.

Upon the issuance of any new Warrant Certificate under this Section 8.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith.

Any new Warrant Certificate executed and delivered pursuant to this Section 8.3 in lieu of a destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be subject to the same terms as this Warrant.

The provisions of this Section 8.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of a mutilated, destroyed lost, or stolen Warrant Certificate.

8.4. Notices. Any notice, demand or delivery authorized by this Warrant shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Holder of this Warrant at such Holder’s address shown on the register of the Company and to the Company at its principal address, addressed to the Secretary of the Company, in each case or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

8.6. Applicable Law. This Warrant and all rights arising hereunder shall be governed by the laws of British Columbia and the federal laws of Canada applicable therein.

Exhibit 3 - 14

8.7. Amendments. This Warrant may only be amended with the prior written consent of the Holder and the Company.

8.8. Headings. The descriptive headings of the several Articles and Sections of this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, this Warrant has been duly executed and delivered by the Company, by order of its Board of Directors, this 5th day of November 2020.

HOLLYWEED NORTH CANNABIS INC.

By:
	Name:	Renee Gagnon
	Title:	President & Director

ACCEPTED AND AGREED TO:

ORIGO HOLDINGS,, INC.

By:
Israael Maxx Abramowitz, President

Exhibit 3 - 15

EXHIBIT A

FORM OF EXERCISE

(To be executed upon exercise of Warrant.)

The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate, to purchase _______ Common Shares, in the form of Common Shares (“Warrant Shares”), of HollyWeed North Cannabis Inc. in accordance with the Warrant Certificate, and in accordance with the terms set forth below.

By checking the appropriate paragraph election, the undersigned hereby exercises the Warrant, as follows:.

______[check if applicable] Having the Company withhold, from the total number of Common Shares that would otherwise be delivered to the undersigned upon such exercise, that lower number of Common Shares issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the last Business Day prior to such exercise equal to a purchase price for such Common Shares that would otherwise be payable by the undersigned upon such exercise based upon the Exercise Price then in effect (a “Cashless Exercise”), or

______[check if applicable] By) by payment in full of the Exercise Price then in effect for the shares of Warrant Shares as to which this Warrant is submitted for exercise, payable in cash or other same-day funds.

The undersigned requests that said Warrant Shares be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the shares of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Exhibit A - 1

Dated:	Name:
(Please Print)

(Insert Social Security or Other Identifying Number of Holder)

Address:

Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must be guaranteed by a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Holder.

Exhibit A - 2

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Names of Assignees	Address	Social Security or other Identifying Number of Assignee(s)	Number of Shares Represented by the Portion of this Warrant to be Assigned

And does hereby irrevocably constitute and appoint ______ the undersigned’s attorney to make such transfer on the books of _____________ maintained for that purpose, with full power of substitution in he premises.

Date:

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed By:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.

Exhibit B